UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

LIVEONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMNARY PROXY STATEMENT

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 8, 2025

To the Stockholders of LiveOne, Inc.:

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of LiveOne, Inc., a Delaware corporation (the “Company”), which will be held on Thursday, September 8, 2025, at 10:00 a.m. local time at the principal executive offices of PodcastOne located at 335 North Maple Drive, Suite 295, Beverly Hills, CA 90210, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	to elect the seven director nominees identified in the Proxy Statement to hold office until the 2026 Annual Meeting of Stockholders;

2.	to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding shares of common stock, $0.001 par value per share, at a ratio to be determined in the discretion of the Company’s Board of Directors within a range of no less than one-for-three through one-for-ten (without reducing the authorized number of shares of common stock) (the “Reverse Split”) and with the Company’s Board of Directors able to elect to abandon such proposed amendment and not affect the Reverse Split authorized by the Company’s stockholders in its sole discretion;

3.	to ratify the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026;

4.	to approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Pursuant to the Company’s Bylaws, the Company’s board of directors has fixed the close of business on July 14, 2025 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. Holders of the Company’s common stock are entitled to vote at the Annual Meeting.

Thank you for your ongoing support and continued interest in the Company.

By Order of the Board of Directors,

/s/ Robert S. Ellin
Robert S. Ellin
Chairman and Chief Executive Officer
Beverly Hills, CA
July [●], 2025

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 8, 2025:

Our Proxy Statement is attached. The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and 2025 Annual Report may be accessed over the internet free of charge at https://ts.vstocktransfer.com/irhlogin/LIVEONEINC.

We are using U.S. Securities and Exchange Commission rules that allow us to make our Proxy Statement and related materials available on the internet. Accordingly, we are sending a “Notice of Internet Availability of Proxy Materials,” or Notice of Availability, to our stockholders of record instead of a paper Proxy Statement and annual report containing financial statements, unless paper copies have previously been requested. The rules provide us the opportunity to save money on the printing and mailing of our proxy materials and to reduce the impact of our Annual Meeting on the environment. We hope that you will view our Annual Meeting materials over the internet if possible and convenient for you. Instructions on how to access the proxy materials over the internet or to request a paper or email copy of our proxy materials can also be found in the notice you received.

Whether or not you expect to attend the Annual Meeting, please make sure you vote so that your shares will be represented at the Annual Meeting. Our stockholders can vote over the internet or by telephone as specified in the accompanying voting instructions or by completing and returning a proxy card. This will ensure the presence of a quorum at the Annual Meeting and save the expense and extra work of additional solicitation. Sending your proxy card will not prevent you from attending the Annual Meeting, revoking your proxy and voting your stock in person.

PRELIMNARY PROXY STATEMENT

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
CORPORATE GOVERNANCE	7
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	11
DIRECTOR COMPENSATION	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
EXECUTIVE OFFICERS AND DIRECTORS	22
PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	25
PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
PROPOSAL NO. 4. — APPROVAL OF AN ADJOURMENT OF THE ANNUAL MEETING TO A LATER DATE OR TIME IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING	32
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	33
EXECUTIVE COMPENSATION	34
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	45
OTHER INFORMATION	48

i

269 South Beverly Drive, Suite 1450
Beverly Hills, CA 90212

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 8, 2025

The board of directors of LiveOne, Inc., a Delaware corporation (“we,” “us,” “our,” LiveOne,” the “Company” or “our Company”) solicits the enclosed proxy for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, September 8, 2025, at 10:00 a.m. local time at the principal executive offices of PodcastOne located at 335 North Maple Drive, Suite 295, Beverly Hills, CA 90210, and for any adjournment or postponement thereof. This proxy statement (this “Proxy Statement”) is being made available to stockholders on or about July [●], 2025.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	Why did I receive a notice regarding the availability of proxy materials on the internet?

A:	Instead of mailing paper proxy materials, we sent a “Notice of Internet Availability of Proxy Materials” to our stockholders of record. We refer to that notice as the Notice of Availability. The Notice of Availability provides instructions on how to view our proxy materials over the internet, how to vote and how to request a paper or email copy of our proxy materials. This method of providing proxy materials is permitted under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”). We hope that following this procedure will allow us to save money on the printing and mailing of those materials and to reduce the impact that our Annual Meeting has on the environment.

We intend to mail the Notice of Availability on or about July [●], 2025 to all of our stockholders of record entitled to vote at the Annual Meeting.

2.	Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will act upon the matters outlined in this Proxy Statement, including:

●	election of the seven members of our board of directors, the director nominees being Robert S. Ellin, Jay Krigsman, Ramin Arani, Patrick Wachsberger, Kenneth Solomon, Bridget Baker and Kristopher Wright (Proposal No. 1);

●	approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, $0.001 par value per share (the “common stock”), at a ratio to be determined in the discretion of our Board of Directors within a range of no less than one-for-three through one-for-ten (without reducing the authorized number of shares of our common stock) (the “Reverse Split”) and with our Board of Directors able to elect to abandon such proposed amendment and not affect the Reverse Split authorized by our stockholders in its sole discretion (Proposal No. 2);

●	ratification of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal No. 3); and

●	approval of the adjournment of the Annual Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting (Proposal No. 4).

Our management, certain members of our board of directors and representatives of Macias Gini & O’Connell LLP, our independent registered public accounting firm, will be present at the Annual Meeting or at any adjournment or postponement thereof to respond to appropriate questions from stockholders.

3.	Q:	Who is entitled to vote at the Annual Meeting?

A:	Only common stockholders as of the close of business on July 14, 2025 (the “Record Date”) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were issued and outstanding and entitled to vote [●] shares of our common stock.

4.	Q:	What are the voting rights of the holders of our common stock?

A:	Each outstanding share of our common stock will be entitled to one vote on each of the proposals presented at the Annual Meeting, or at any adjournment or postponement thereof.

5.	Q:	Which of my shares may I vote?

A:	All shares owned by you as of the close of business on the Record Date may be voted by you. These shares include shares that are (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank or other nominee.

6.	Q:	Who can attend the Annual Meeting?

A:	All of our stockholders as of the Record Date may attend the Annual Meeting, or at any adjournment or postponement thereof. Even if your shares are held in “street name,” as the beneficial owner of shares, you are invited to attend the Annual Meeting. However, if you wish to attend the Annual Meeting, please bring to the Annual Meeting your bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. We reserve the right to deny admission to anyone who cannot show valid identification or sufficient proof of share ownership as of the Record Date.

Please contact us at (310) 601-2505 or tenia@liveone.com for directions to the Annual Meeting.

7.	Q:	Can I find out who the stockholders are?

A:	A list of stockholders as of the Record Date will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for ten days prior to the Annual Meeting at the office of the Office Manager of the Company at the above address, and at the time and place of the Annual Meeting, or at any adjournment or postponement thereof.

8.	Q:	What constitutes a quorum?

A:	Presence at the Annual Meeting, or at any adjournment or postponement thereof, in person or by proxy, of the holders of a majority of our common stock outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Abstentions and broker non-votes are included in the calculation of the number of shares considered to be present at the Annual Meeting. At the close of business on the Record Date, we had [●] shares of our common stock issued and outstanding and entitled to vote.

9.	Q:	What is the difference between holding shares as a “record holder” versus a “beneficial owner”?

A:	Some of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Record holders — If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are, with respect to those shares, the stockholder of record or “record holder.” As the record holder, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting, or at any adjournment or postponement thereof. We have enclosed or sent a proxy card for you to use. You may also vote by mail, over the internet or by telephone, as described below under the heading “Voting — How do I vote?”

Beneficial owners — If your shares are held in a brokerage account or bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your nominee on how to vote or to vote in person at the Annual Meeting, or at any adjournment or postponement thereof.

However, since you are not a record holder, you may not vote these shares in person at the Annual Meeting, or at any adjournment or postponement thereof, unless you obtain a “legal proxy” from your nominee (who is the record holder), giving you the right to vote the shares. If you do not wish to vote in person, you may vote by mail, over the internet or by telephone, as described below under the heading “Voting — How can I vote?”

10.	Q:	How do I vote?

A:	If you are a registered stockholder of common stock on the Record Date, meaning that you hold your shares in certificate form or through an account with our transfer agent, VStock Transfer, LLC (“VStock Transfer”), and you wish to vote prior to the Annual Meeting, or at any adjournment or postponement thereof, you may vote over the Internet, by mail or in person at the Annual Meeting:

●	Over the Internet. Go to the website of our tabulator, VStock Transfer, at https://ts.vstocktransfer.com/pxlogin. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on September 7, 2025, the day prior to the Annual Meeting, for your proxy to be valid and your vote to count.

●	By Mail. Complete and sign your proxy card and mail it to VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, in the postage prepaid envelope we provided. VStock must receive the proxy card not later than September 7, 2025, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

●	In Person at the Meeting. You can vote in person by attending the Annual Meeting, or at any adjournment or postponement thereof, and delivering your completed proxy card in person or by completing a ballot, which we will provide to you at the meeting.

If on the Record Date your shares are held in street name, the proxy materials are being forwarded to you by or on behalf of your bank, broker or other nominee. If you received the proxy materials directly from Broadridge, follow the instructions above for stockholders of record. If you received the proxy materials from your bank, broker or other nominee, follow the instructions provided by your bank, broker or other nominee explaining how you can vote. If you would like to vote in person at the Annual Meeting, or at any adjournment or postponement thereof, contact your bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Annual Meeting, along with a bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

11.	Q:	What if I do not specify how my shares are to be voted?

A:	If you are the stockholder of record and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you hold your shares in street name and do not instruct your bank or broker how to vote, it will nevertheless be entitled to vote your shares of common stock with respect to “routine” items but not with respect to “non-routine” items.

Please note that at the Annual Meeting, or at any adjournment or postponement thereof, we believe that only the approval of an amendment to our Certificate of Incorporation to effect the Reverse Split (Proposal No. 2), ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) and the approval of an adjournment of the Annual Meeting, if necessary (Proposal No. 4), will each be considered a “routine” matter. Under applicable rules, banks and brokers are permitted to vote the shares held in their name for the account of a beneficial holder for “routine” matters, even if such bank or broker does not receive instructions from the beneficial holder. We will refer to these votes cast by banks and brokers without instruction from the relevant beneficial holder as “Broker Discretionary Votes.” We believe that based on the policies of most banks and brokers, the majority of Broker Discretionary Votes will be cast in accordance with the recommendations of our board of directors, and therefore “FOR” Proposal No. 2, “FOR” Proposal No. 3 and “FOR” Proposal No. 4. We believe that the other proposals (Proposals No. 1 and No. 2) will be considered a “non-routine” item, and your broker will not have discretion to vote on this proposal. We will refer to these shares not voted by banks and brokers in absence of instructions from the relevant beneficial holder as “broker non-votes.” Please also see below Question 15. Vote Requirement — How many votes are required to approve each item?

It is therefore important that you provide instructions to your bank or broker so that your shares are voted accordingly.

12.	Q:	What is a broker non-vote?

A:	Generally, a broker non-vote occurs when shares held by a nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner with respect to such proposal (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions) and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of The Nasdaq Capital Market, a nominee does not have discretionary voting power with respect to “non-routine” matters or the election of directors. The approval of an amendment to our Certificate of Incorporation to effect the Reverse Split (Proposal No. 2), the ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) and the approval of an adjournment of the Annual Meeting, if necessary (Proposal No. 4), are each a routine matter and the other proposals are non-routine matters.

If you are the beneficial owner of our common stock, your nominee will send you directions on how you can instruct them to vote.

13.	Q:	May I change my vote after I return my proxy?

A:	Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised. Record holders may change their vote by:

●	a timely, valid, later-dated proxy;

●	a timely written notice of revocation submitted to our Office Manager at our principal executive offices at 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212; or

●	attending the Annual Meeting, or at any adjournment or postponement thereof, and voting in person.

Beneficial owners may change their vote by complying with the instructions on their voting instruction cards.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

14.	Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares:

●	FOR the election of each of the director nominees named in this Proxy Statement (Proposal No. 1);

●	FOR the approval of an amendment to our Certificate of Incorporation to effect the Reverse Split (Proposal No. 2);

●	FOR the ratification of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal No. 3); and

●	FOR the approval of an adjournment of the Annual Meeting, if necessary (Proposal No. 4).

15.	Q:	Vote Requirement — How many votes are required to approve each item?

A:	Election of directors (Proposal No. 1) — If a quorum is present, a plurality of the votes cast shall be sufficient to elect directors (that is the nominees for our directors who receive the most votes will be elected). For purposes of electing directors, not voting or withholding your vote by voting “abstain” (or a direction to your broker, bank or other nominee to withhold your vote, called a “broker non-vote”) is not counted as a vote cast, and therefore will have no effect on the outcome of the election of directors.

Approval of an amendment to our Certificate of Incorporation to effect the Reverse Split (Proposal No. 2) — If a quorum is present, for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” this proposal; provided that our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) immediately before the Reverse Split becomes effective and meets the listing requirements of Nasdaq relating to the minimum number of holders immediately after the Reverse Split becomes effective (the “Listing Condition”), in which case, abstentions and any broker non-votes with respect to this proposal will not be considered “votes cast” and will have no effect on this proposal. If the Listing Condition is not met, this proposal must receive the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock as of the Record Date and abstentions and any broker non-votes with respect to this proposal would have the same effect as a vote against this proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in street name on this proposal, and we do not anticipate receiving any broker non-votes on this proposal.

All other proposals (Proposals No. 3 and No. 4 and any other items properly brought before the Annual Meeting) — If a quorum is present, approval of each of these proposals and any other item properly brought before the Annual Meeting requires that the votes cast in favor of such action exceed the votes cast opposing such action. For purposes of these votes, abstentions or not voting on a matter will not be counted as either votes cast for or against this proposal and therefore will not count in determining the approval of these proposals. Broker non-votes will have no effect on the outcome of these proposals.

The results of Proposals No. 3 and 4 are not binding on our board of directors.

16.	Q:	What happens if a nominee is unable to stand for election?

A:	If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.

17.	Q:	Vote Count — How are votes counted?

A:	Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each proposal votes “For,” “Against,” abstentions and broker non-votes.

18.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

A:	We will publish the final voting results of the Annual Meeting, or at any adjournment or postponement thereof, in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

19.	Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of the Notice of Availability, this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a record holder and your shares are registered in more than one name, you will receive more than one Notice of Availability or proxy card. If you receive multiple sets of voting materials, please vote each Notice of Availability, proxy card and voting instruction card that you receive.

20.	Q:	Who will pay the costs of soliciting these proxies?

A:	Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, email or facsimile by members of our management. We will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, we will reimburse brokers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our common stock.

21.	Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the four proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting, or at any adjournment or postponement thereof. If you grant a proxy, the persons named as proxy holders, Robert S. Ellin, our Chairman and Chief Executive Officer, and Ryan Carhart, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

22.	Q:	Who can help answer my questions?

A:	If you have any questions about our proxy materials or the Annual Meeting, you can contact our Office Manager at:

LiveOne, Inc.

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

Attention: Office Manager

(310) 601-2505

****

CORPORATE GOVERNANCE

We have adopted a Code of Ethics for our directors, officers and employees, which, in conjunction with our Certificate of Incorporation, Bylaws and board of directors’ committee charters, form our framework for governance. All of these documents are publicly available on our investor relations/corporate governance website at http://ir.livexlive.com/ir-home or may be obtained upon written request to:

LiveOne, Inc.

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

Attention: Office Manager

Governance Highlights

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Some of the highlights of our corporate governance include:

What We Do:

●	6 of 7 directors are independent

●	Annual election of all members of our board of directors (see Proposal No. 1)

●	Annual advisory vote to ratify independent auditor (see Proposal No. 3)

●	Restrictive stock ownership and insider trading guidelines

●	Regular board of directors self-assessments at both individual and committee levels

●	Board of directors committee members are all independent

What We Don’t Do:

●	No repricing of underwater stock options without stockholder approval

●	No hedging of Company securities per Company policy

●	No pledging of Company securities without preapproval per Company policy

Director Independence

Our board of directors currently consists of seven directors, seven of whom are independent (as determined by our board of directors), one of whom serves as our Chairman and Chief Executive Officer. Our board of directors has reviewed the independence of our directors and has determined that each of Messrs. Krigsman, Arani, Wachsberger, Solomon and Wright and Ms. Baker qualify as an independent director pursuant to Rule 5605(a)(2) of Nasdaq and applicable SEC rules and regulations. In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence.

Board Composition and Director Qualifications

Our Nominating Committee periodically assesses the appropriate size and composition of our board of directors, taking into account our specific needs. The committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the committee through recommendations of directors, management, stockholders and professional search firms. Generally, the committee seeks members with diverse backgrounds, viewpoints and life and professional experiences, which contribute to the board of directors’ broad spectrum of experience and expertise, and who have a reputation of integrity, provided such individuals should all have a high level of management and/or financial experience.

While we have no formal diversity policy that applies to the consideration of director candidates, the Nominating Committee has determined that diversity should be an important consideration in the selection of candidates, and that the board should be comprised of members who reflect diversity not only in race and gender, but also in viewpoints, experiences, backgrounds, skills and other qualities and attributes. The board and the Nominating Committee recognize the value of gender, race, ethnicity and age diversity and are focused on expanding the board to continue to diversify its makeup. Consistent with this commitment, the board appointed its first female member during the fiscal year ended March 31, 2020, appointed Mr. Wright during the fiscal year ended March 31, 2022 and continues to search for other suitable diverse candidates.

Rather than being bound by one-size-fits-all policies regarding the composition of our board of directors, the Nominating Committee instead seeks to make individual, facts-specific determinations. We believe that our Company requires specialized experience and expertise in its leaders due to the uniqueness of its business and industry. Commencing with our 2020 fiscal year, the Nominating Committee annually assesses the appropriateness of the size of our board of directors, the skill set mix of each director, and the performance of each director when reviewing the annual board self-assessments, where each director has the opportunity to provide comprehensive feedback on himself/herself, his/her peers and the board as a whole. Two of the current members of our board of directors have been our directors since 2011 and 2012 respectively, and the other five members of our board of directors joined us in 2019 and 2021, reflecting our evolving and expanding business and leadership needs.

The Nominating Committee does not mandate an age or length of service at which a director must resign, and instead focuses on whether each director continues to provide value to the company and its stockholders. The Nominating Committee has committed itself to carefully considering diversity when evaluating future director candidates, giving strong consideration to candidates that would contribute to the board’s gender, ethnic and other diversity.

At a minimum, directors should:

●	have experience in positions with a high degree of responsibility;

●	demonstrate strong leadership skills;

●	have the time, energy, interest and willingness to serve as a director; and

●	contribute to the mix of skills, core competencies and qualifications of the board of directors and management.

In addition, our board of directors reconstituted our board committees in February 2021 and our Nominating Committee in October 2022 to reflect the committees’ composition more closely with the skills and experience of our board members.

In addition to recommendations from directors, management and professional search firms, the Nominating Committee will consider director candidates properly submitted by our stockholders. Stockholder recommendations should be sent to the Office Manager at our principal executive offices. The Nominating Committee will review all potential director nominees in the same manner, regardless of the source of the recommendation, in accordance with its charter.

Our Nominating Committee currently consists of Messrs. Krigsman and Wright. We have not yet appointed a new chairman to chair our Nominating Committee to replace the vacancy created by Mr. Foster’s resignation.

Board Leadership Structure

Currently, the office of Chairman of our board of directors and Chief Executive Officer are held by Robert S. Ellin. Due to our size and early stage of operations, we believe it is currently most effective to have the Chairman of the board of directors and Chief Executive Officer positions be held by the same individual. Under our Bylaws, the Chairman of the board of directors is responsible for coordinating the board of directors’ activities, including the scheduling of meetings and the determination of relevant agenda items.

Risk Oversight and Compensation Risk Assessment

Our board of directors oversees a company-wide approach to risk management. Our board of directors determines the appropriate risk level for us generally, assesses the specific risks faced by us and reviews the steps taken by our management to manage those risks. While our board of directors has ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

Specifically, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors is responsible for overseeing the management of risks associated with the independence of our board of directors.

Our management also reviews and reports on potential areas of risk at the request of the Audit Committee or other members of the board of directors.

We believe that our compensation policies and practices do not create inappropriate or unintended significant risk to our Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Code of Ethics

We have adopted a Code of Ethics applicable to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, which is a “code of ethics” as defined by applicable SEC rules. The purpose and role of this code is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct and to help enhance and formalize our culture of integrity, honesty and accountability. If we make any amendments to this code, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from any provision of this code that applies to our Chief Executive Officer, Chief Financial Officer or Controller, or persons performing similar functions, and that relates to an element of the SEC’s “code of ethics” definition, then we will disclose the nature of the amendment or waiver in the “Corporate Governance” section of our investor relations/corporate governance website http://ir.livexlive.com/ir-home.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025. In addition, with regard to our trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

On January 8, 2024, our board of directors, by a unanimous vote, including by all of its disinterested members, approved the request made by Mr. Robert Ellin, our Chief Executive Officer, Chairman, director and principal stockholder, for a one-time exception to our Insider Trading Policy which prohibits, among other things, purchases and sales of our securities in the public markets during the “closed trading window” that followed the end of our third fiscal quarter ended December 31, 2023. The exception granted on a one-time basis the ability for any officer, director, employee or consultant of our Company to engage in such purchases and sales of our securities in the public market, if such person desires, until the earlier of (i) such time as such person utilizing this waiver is in possession of any material, non-public information and (ii) January 31, 2024, subject to such person confirming to us before any purchase or sale of our securities that such person is not aware of any material, non-public information. Subsequent to receipt of the exception, Mr. Ellin did not execute any trades during such exception period. In addition, during such exception period, we settled a small amount of restricted stock units issued to our employees that vested during such period and an applicable portion of the underlying shares was sold in the public market to cover applicable federal and state taxes.

Grant Practices Specific to Stock Options

We do not generally grant stock options as part of our equity compensation programs. If stock options were to be granted in the future, we would not grant such options in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. In addition, we generally do not grant stock options (i) during trading blackout periods established under our Insider Trading Policy, or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that disclose material nonpublic information. These restrictions do not apply to restricted stock units, performance stock units, or other types of equity awards that do not include an exercise price related to the market price of our common stock on the date of grant.

During fiscal year 2025, (i) none of our Named Executive Officers (as defined below) were awarded stock options, and (ii) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Policy Regarding Attendance at Annual Meetings of Stockholders

We do not have a policy with regard to board members’ attendance at annual meetings. We expect that our Chairman and one or more of the other directors will attend our Annual Meeting, or at any adjournment or postponement thereof.

Stockholder Communications

Stockholders and other interested parties may communicate with the board of directors, any committee thereof, the independent or non-management directors as a group or any individual director in writing. All such written communications must identify the recipient and be forwarded by mail to:

LiveOne, Inc.

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

Attention: Office Manager

The Office Manager will act as agent for the directors in facilitating such communications. In that capacity, the Office Manager may review, sort and summarize the communications.

Complaints about accounting, internal accounting controls or auditing matters may be made by utilizing our Business Integrity web-reporting tool, which we are in the process of implementing.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Director Nominees

Our board of directors is soliciting approval of the following director nominees:

●	Robert S. Ellin

●	Jay Krigsman

●	Ramin Arani

●	Patrick Wachsberger

●	Kenneth Solomon

●	Bridget Baker

●	Kristopher Wright

As we elect all members of our board of directors annually, the seven nominees will serve for a one-year term expiring on the date of our 2026 Annual Meeting of Stockholders or until their successors are elected or their earlier resignation or removal. All of the director nominees are current members of the board of directors and are standing for re-election.

Each of the director nominees has indicated a willingness to serve, or continue to serve, as a director if elected. If any director nominee becomes unable to serve, the board of directors may designate a substitute nominee, in which case the designated proxy holders, Mr. Ellin and Mr. Carhart, will vote for such substitute nominee.

Vote Required

A plurality of votes cast will be required to elect each director nominee (that is the nominees for our directors who receive the most votes will be elected). For purposes of electing directors, not voting, withholding your vote by voting “abstain” or a broker non-vote is not counted as a vote cast, and therefore will have no effect on the outcome of the election of directors.

The Board of Directors Unanimously Recommends a Vote FOR
Each Named Director Nominee.

General Information About the Board of Directors

Our Bylaws provide that our business and affairs will be managed by, or under the direction of, our board of directors. Set forth below is biographical information for the director nominees as of the date of this Proxy Statement, and the qualifications that led our board of directors to conclude that each should serve as a director.

Robert S. Ellin, Age: 60

●	Professional Background: Mr. Ellin has served as our Chairman (or Executive Chairman prior to September 1, 2017) of our board of directors since September 2011 and as our Chief Executive Officer (or President prior to September 1, 2017) since September 2011. On September 2, 2017, our board of directors changed Mr. Ellin’s title from President to Chief Executive Officer. Mr. Ellin formerly served as our Chief Executive Officer from September 9, 2011 to April 30, 2014 and as our Chief Financial Officer from April 26, 2012 until September 30, 2013. Mr. Ellin has also served as the Executive Chairman of PodcastOne, Inc.’s, our majority owned subsidiary and a Nasdaq listed company (“PodcastOne”), board of directors since December 14, 2022 and as a director of PodcastOne since July 1, 2020. Mr. Ellin has more than 20 years of investment and turnaround experience. He is Managing Director and Portfolio Manager of Trinad Capital Master Fund Ltd. (“Trinad Capital”). Trinad Capital is our principal stockholder and a hedge fund dedicated to investing in micro-cap public companies. Mr. Ellin was a founder and served as a member of the board of directors from February 2005 to September 2013, and as Executive Chairman of the board of directors, of Mandalay Digital Group, Inc. (MNDL) from December 2011 to April 2013. He has also served on the Board of Governors at Cedars-Sinai Hospital in Los Angeles, California since March 2007. Prior to joining Trinad Capital, Mr. Ellin was the founder and President of Atlantis Equities, Inc. (“Atlantis”), a private investment company. Founded in 1990, Atlantis actively managed an investment portfolio of small capitalization public companies as well as select private company investments. Mr. Ellin played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies, he spearheaded investments into THQ, Inc., Grand Toys, Forward Industries, Inc. (FORD), Majesco Entertainment (COOL) and iWon.com. Mr. Ellin also completed a leveraged buyout of S&S Industries, Inc. where he served as President from 1996 to 1998. S&S Industries was one of the largest manufacturers in the world of underwires which had strong partnerships with leading companies including Bally’s, Maidenform, and Sara Lee. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and was Manager of Retail Operations at Lombard Securities. Mr. Ellin received his BBA degree from Pace University.

●	Board Membership Qualifications: Our board of directors has concluded that Mr. Ellin is well-qualified to serve on our board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, him being the Managing Director and Portfolio Manager of Trinad Capital, our controlling stockholder, and his extensive business, investment, finance and public company experience, particularly in investing in micro-cap public companies.

Jay Krigsman, Age: 60

●	Professional Background: Mr. Krigsman has served as a director of our Company since April 26, 2012. Mr. Krigsman has been the Executive Vice President and Asset Manager of The Krausz Companies since 1992, where he assists in property acquisitions, oversees the company’s property management team and is responsible for developing and implementing strategic leasing programs. Prior to joining The Krausz Companies, Mr. Krigsman had the senior leasing responsibilities for Birtcher Development Co. Mr. Krigsman holds a Certified Commercial Investment Member designation from the CCIM Institute, a Sr. Certified Leasing Specialist designation from the International Council of Shopping Centers and holds a California Real Estate Broker’s License. Mr. Krigsman currently serves on the board of directors of Trinad Capital, our principal stockholder. Mr. Krigsman received a BA in Business Administration from the University of Maryland.

●	Board Membership Qualifications: Our board of directors has concluded that Mr. Krigsman is well-qualified to serve on our board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his professional background and experience in acquisitions and management and him being the Executive Vice President and Asset Manager of The Krausz Companies for over 20 years.

Ramin Arani, Age: 55

●	Professional Background: Mr. Arani has been serving as a member of our board of directors since January 14, 2019. Mr. Arani currently serves as an advisor to LionTree, LLC, a global investment banking firm headquartered in New York City, a role he has held since April 2023, and as a partner at &vest Capital since February 2022. Mr. Arani also currently serves on the boards of directors of Brunello Cucinelli SpA, an Italy-based company engaged in the fashion industry which is listed on the Milan Stock Exchange, and FAST Acquisition Corp II, a NYSE listed special purpose acquisition company. Most recently Mr. Arani served as the Chief Financial Officer of Vice Media Group from November 2019 until December 2021. Prior to that Mr. Arani was a Portfolio Manager at Fidelity Management & Research Company (“FMR Co”), the investment adviser for Fidelity’s family of mutual funds, until his retirement at the end of 2018. Most recently Ramin was Fund Manager of the Fidelity Puritan Fund from February 2008 through September 2018 where the fund achieved top 5% performance relative to Lipper and Morningstar Balanced Fund Peers over all key performance time periods. The Fund was a 5 star rated & Silver designated Fund according to Morningstar, under his management. FMR Co is a wholly owned subsidiary of FMR LLC, which is a greater than 5% stockholder of our Company and acquired its position as part of our public offering completed in December 2017. Fidelity Investments is a leading provider of investment management, retirement planning, portfolio guidance, brokerage, benefits outsourcing, and other financial products and services to more than 20 million individuals, institutions and financial intermediaries. Prior to the Puritan Fund, Mr. Arani managed the Fidelity Trend Fund for 7 years, the Health Care Sector Fund in the late 90’s and the Retail Select Fund in the mid-late ‘90’s. As a Fidelity research analyst from 1992-2000 Mr. Arani covered the Aerospace & Defense, REIT, Retail, and Pharmaceutical industries. As an investor in private companies for the past 13 years, Ramin has served on several company boards of directors, such as Legendary Pictures, Vice, Moda Operandi, Rent the Runway, Goop, and Emotion Network. Mr. Arani has also personally been a founding partner and/or board member of Rumble Boxing, ED by Ellen Degeneres and Girlgaze. Among his philanthropic efforts, Mr. Arani has served on the boards of directors of The College Foundation of the University of Virginia, The Nichols School, the Institute for Global Leadership at Tufts University, Opportunity Network, Devereux Cleo Wallace and national dog rescue Danny & Ron’s Rescue. Mr. Arani earned his Bachelor of Arts degree in international relations from Tufts University. He also received the 1994, 1996 and 1998 Institutional Investor “Best of the Buyside” awards for his research work.

●	Board Membership Qualifications: Our board of directors has concluded that Mr. Arani is well-qualified to serve on our board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his experience in the investment industry for over 25 years, including deep understanding of the capital markets.

Patrick Wachsberger, Age: 73

●	Professional Background: Mr. Wachsberger has been serving as a member of our board of directors since January 25, 2019. Mr. Wachsberger currently serves as the founder and manager of Picture Perfect Entertainment LLC, a film and television production and distribution studio he founded in 2018. Prior to that, Mr. Wachsberger was serving as Co-Chairman of Lionsgate Films (Lionsgate Motion Picture Group), an American film production and film distribution studio (“Lionsgate”), joining in January 2012 when Lionsgate acquired Summit Entertainment, which he helped launch in 1993. Mr. Wachsberger has risen to become one of the leading international film executives in the world during his 30-year motion picture industry career. As Co-Chairman at Lionsgate, Mr. Wachsberger oversaw all aspects of Lionsgate’s feature film acquisition, production and distribution and was responsible for leading its motion picture business around the world. During his tenure, Lionsgate’s feature film slate generated nearly $10 billion at the global box office over the past five years, led by the critically-acclaimed breakout sensation Wonder, the global box office phenomenon La Land, winner of six Academy Awards®, double Oscar® winner Hacksaw Ridge, and the blockbuster Hunger Games, John Wick, and Now You See Me franchises. Other recent hits include The Hitman’s Bodyguard, The Big Sick (in partnership with Amazon Studios) and The Shack. Under Mr. Wachsberger’s leadership, Lionsgate built a global distribution infrastructure encompassing nearly 20 output deals in major territories, including the successful 50/50 joint venture of International Distribution Company in Latin America and Lionsgate’s successful self-distribution operations in the U.K. Lionsgate, while also continuing to grow its film business in China and India. Mr. Wachsberger was awarded in 2017 the prestigious honor of Chevalier des Arts et des Lettres (Knight in the Order of Arts and Letters), received CineEurope’s International Distributor of the Year award in 2018 and was named as a “Game Changer” at the 2016 Zurich Film Festival.

●	Board Membership Qualifications: Our board of directors has concluded that Mr. Wachsberger is well-qualified to serve on the board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his extensive experience and leadership in the media and entertainment industry, including with respect to the acquisition, production, growth and distribution of various entertainment assets.

Kenneth Solomon, Age: 62

●	Professional Background: Mr. Solomon has been serving as a member of our board of directors since May 24, 2019. Mr. Solomon currently serves as the Chairman of the Board and Chief Executive Officer of The Tennis Channel, Inc., which operates a professional sports and tennis lifestyle-based television channel. Mr. Solomon is also a Partner of Arcadia Investment Partners, a private investment firm, serves as the Chairman of Ovation TV, Inc., and since 2008 has been serving as a director of World Golf Tour, Inc. Previously Mr. Solomon served as Founding President of Fine Living Network, LLC (also known as Fine Living TV Network) (formerly Fine Living Cable Network). He led the network from concept through launch in just over three years and ultimately to 25,000,000 subscribers and agreements with distributors representing 73% of the cable and satellite universe. Prior to launching Fine Living, he served as founding president of iBlast. Mr. Solomon was responsible for building the nation’s largest and farthest-reaching digital distribution network, with 18 major broadcast groups comprising 246 individual television stations, covering 93% of U.S. television households. He served as President of Universal Studios Television (also Studios USA Television) where he oversaw worldwide program and asset development and distribution activities for primetime network, cable, syndication, and made-for-television movies. Mr. Solomon also served as Co-head of DreamWorks Television, where he worked with the new studio’s legendary founders to help create and develop its worldwide television operations. He also has held senior positions at News Corp., including Executive Vice President of network distribution of Fox Broadcasting through its transitional ascending period where he was responsible for all network affiliate relations, as well as leading the network’s successful conversion of dozens of CBS, ABC and NBC affiliates to Fox, and launching the NFL and NHL franchises. He also served as Executive Vice President and General Sales Manager of Twentieth Century Fox Domestic Television. Mr. Solomon was integrally involved in the formative development, sale and launch of FX cable network, News Corp.’s first venture into basic cable. He held key leadership positions at a number of preeminent media and television companies. Mr. Solomon has more than 20 years of experience in cable, new media, TV production, distribution, and advertising through top posts at Universal Television, DreamWorks, News Corp. and Scripps. Mr. Solomon captured the Emmy award for best drama with “Law & Order” and pioneered the licensing of an original series across multiple network platforms with “Law & Order: Special Victims Unit” to NBC and USA Network. Mr. Solomon received his Bachelor of Arts degree in Sociology from UCLA. Mr. Solomon has been honored as “Humanitarian of the Year” by H.E.L.P. Group.

●	Board Membership Qualifications: Our board of directors has concluded that Mr. Solomon is well-qualified to serve on the board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his extensive experience and leadership in the media and entertainment industry, including entertainment asset development and distribution.

Bridget Baker, Age: 63

●	Professional Background: Ms. Baker has been serving as a member of our board of directors since October 20, 2019. As Chief Executive Officer of Baker Media Inc., Ms. Baker advises and represents major media and technology companies. Prior to establishing Baker Media in 2013, Ms. Baker had a distinguished 22-year career at NBCUniversal as a cofounder of CNBC and ultimately, from 2006 to 2013, the company’s first President of TV Networks Distribution, overseeing its $5 billion content distribution business. In this role, she was a member of the company’s Management Committee, the top 1% senior executives, and at the forefront of a wide range of strategic initiatives, from expanding coverage of the Olympic Games to creating Hulu. She was a key player in over $50 billion of corporate mergers and acquisitions, including Universal Studios, Bravo and Telemundo. She established the first ever women’s affinity group at NBCUniversal, the award-winning Women’s Network, and served as chair from 2005-2009. Additionally, she served on the boards of the Sundance Channel, the NBC Peacock Foundation and Women in Cable & Telecommunications. From 2013 to 2018, Ms. Baker served as a member of the board of directors of General Communication, Inc., the largest Alaska-based communications provider offering a full range of wireless, data, video, and managed services to residential customers, businesses, governmental entities, and educational and medical institutions. Ms. Baker received her Bachelor of Arts degree in Political Studies from Pitzer College where she is an 18-year Trustee and was honored in 2010 as a Distinguished Alumni.

●	Board Membership Qualifications: Our board of directors has concluded that Ms. Baker is well-qualified to serve on the board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, her extensive experience and leadership in the media, tech and entertainment industry, including content distribution and strategy, as well bringing diversity in viewpoints, experiences, backgrounds, skills and other qualities and attributes to the board of directors.

Kristopher Wright, Age: 50

●	Professional Background: Mr. Wright has been serving as a member of our board of directors since May 21, 2021. Mr. Wright is a senior leader in the Consumer Products Industry with more than 20 years of innovative, growth oriented, results-driven leadership experience. Mr. Wright has spent the past 10 years at Nike and is currently Vice President of Nike Global Men’s Footwear Lifestyle Product. Prior to joining Nike, Mr. Wright held senior management roles at Converse, Jordan, and Reebok. In October 2020, Mr. Wright was recognized by Business Insider as one of 28 Outstanding People of Color in the Sneaker Industry. Prior to joining Nike, Mr. Wright founded the luxury lifestyle footwear brand Jhung Yuro, where as Chief Executive Officer, he led the company’s Far East factory/supplier sourcing and negotiations, developed marketing initiatives, established distribution and merchandising strategies for a wide variety of retail partners. In 2008 Headgear purchased a 50% stake in Jhung Yuro to launch a joint venture partnership which provided infrastructure and resources to grow the brand. Additionally, Mr. Wright is an appointed member of the Executive Leadership Council, a national organization of Black CEOs and senior executives in Fortune 1000 and Global 500 companies. Mr. Wright also serves on the Advisory Board of Directors for the Southwestern Athletic Conference (SWAC). Mr. Wright earned his Bachelor of Arts degree in marketing and business administration from Clark Atlanta University.

●	Board Membership Qualifications: Our board of directors has concluded that Mr. Wright is well-qualified to serve on the board of directors and has the requisite qualifications, skills and perspectives based on, among other factors, his extensive experience and leadership in the marketing industry, including brand awareness and distribution strategies, as well bringing diversity in viewpoints, experiences, backgrounds, skills and other qualities and attributes to the board of directors.

Board Meetings

Our board of directors both met in person and/or via telephone/video conference and acted by unanimous written consent during our fiscal year ended March 31, 2025. Our board of directors met twice in person and/or via telephone/video conference during the 2025 fiscal year, with all of the incumbent directors attending more than 75% of the aggregate of the meetings of the board of directors and of board committees on which they served, except for Mr. Solomon who attended at least two-thirds of the aggregate of the meetings of the board of directors and of board committees on which he served. Our board of directors and our board committees also acted numerous times by unanimous written consent during the 2025 fiscal year. We intend to adopt a formal policy on director attendance at annual meetings of stockholders, which will state that each director is strongly encouraged to attend such meetings, whether by phone or in person, unless attendance is precluded by health or other significant personal matters. We held our 2024 annual meeting of stockholders on September 12, 2024.

The board of directors has informally designated Mr. Krigsman to preside over executive sessions of the non-management directors.

Board Committees

The board of directors has three standing committees: the Audit Committee, the Nominating Committee and the Compensation Committee, each of which is described below. Each committee operates under a written charter adopted by the board of directors. All of the committee charters are publicly available in the “Corporate Governance” section of our investor relations/corporate governance website at http://ir.livexlive.com/ir-home or may be obtained upon written request to our Office Manager at our principal executive offices.

Committee members are elected by our board of directors, upon the Nominating Committee’s recommendations, and serve until their successors are elected or their earlier resignation or removal.

The current composition of the board of directors’ committees is as follows:

Name	Audit Committee	Nominating Committee	Compensation Committee
Robert S. Ellin
Jay Krigsman		☒	☒ (Chair)
Patrick Wachsberger			☒
Ramin Arani	☒
Kenneth Solomon	☒
Bridget Baker			☒
Kristopher Wright		☒

Audit Committee

As of the end of our fiscal year ended March 31, 2025, the Audit Committee consisted of and currently consists of Messrs. Solomon and Arani. The Audit Committee currently consists of the same members. We have not yet appointed a new chairman to chair the Audit Committee to replace the vacancy created by Mr. Foster’s resignation. We anticipate that one or more existing independent members of our board of directors will be appointed to the Audit Committee, and we have also began to conduct a search to find a well-qualified candidate to serve on our board of directors and/or the Audit Committee that has the applicable experience and the necessary qualifications, skills and perspective. Our board of directors has determined that all of the current members of the Audit Committee are independent, pursuant to Rule 5605(a)(2) of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our board of directors has also determined that each Audit Committee member is financially literate and that Mr. Arani qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met four times in person and/or via telephone/video conference during our 2025 fiscal year.

As set forth in more detail in the Audit Committee Charter, the Audit Committee’s purpose is to assist the board of directors in its general oversight of the quality and integrity of our accounting, auditing and financial reporting and internal control practices. The specific responsibilities of the Audit Committee include:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures;

●	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-person transactions.

Audit Committee meetings are attended by our Chief Executive Officer and/or Chief Financial Officer, from time to time, and other members of management, as requested by the committee. For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors” included in this Proxy Statement.

Nominating Committee

As of the end of our fiscal year ended March 31, 2025, the Nominating Committee consisted of and currently consists of Messrs. Krigsman and Wright. We have not yet appointed a new chairman to chair the Nominating Committee to replace the vacancy created by Mr. Foster’s resignation. We anticipate that one or more existing independent members of our board of directors will be appointed to the Nominating Committee, and we have also began to conduct a search to find a well-qualified candidate to serve on our board of directors and/or the Nominating Committee that has the applicable experience and the necessary qualifications, skills and perspective. Our board of directors has determined that all members of the Nominating Committee are independent pursuant to Rule 5605(a)(2) of Nasdaq. During our 2025 fiscal year, our Nominating Committee acted solely by unanimous written consent. The specific responsibilities of the Nominating Committee include:

●	identifying, screening and recruiting qualified individuals to become board members;

●	proposing nominations for the board of directors and board committee membership;

●	assessing the composition of the board of directors and board committees;

●	overseeing the performance of the board of directors; and

●	complying with all other responsibilities and duties set forth in the Nominating Committee Charter.

Compensation Committee

As of the end of our fiscal year ended March 31, 2025, the Compensation Committee consisted of and currently consists of Messrs. Krigsman and Wachsberger and Ms. Baker, with Mr. Krigsman serving as the Chairman of the Compensation Committee. Our board of directors has determined that all members of the Compensation Committee are independent pursuant to Rule 5605(a)(2) of Nasdaq. The Compensation Committee met twice in person and/or via telephone/video conference during our 2025 fiscal year. The specific responsibilities of the Compensation Committee include:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors and executive officers;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Compensation Committee meetings are attended by our Chief Executive Officer and/or Chief Financial Officer, from time to time, and other members of management, as requested by the committee.

DIRECTOR COMPENSATION

Only our independent board members receive compensation for their services as a director. Current director compensation consists of an annual grant of between $90,000 and $130,000 worth of restricted stock units (or pro-rata for service less than one year) to each director, consisting of an annual grant of $90,000 worth of restricted stock units to each independent board member and (i) $10,000 worth of restricted stock units to each member of our Audit Committee and an additional $15,000 worth of restricted stock units to the chairman of our Audit Committee, and (ii) $5,000 worth of restricted stock units to each member of our Compensation Committee and an additional $10,000 worth of restricted stock units to the chairman of our Compensation Committee, with the number of restricted stock units calculated based on the fair market value of our stock on the date of the grant approval date. Members of our Nominating Committee do not receive any additional compensation for their service on such committee. On September 10, 2024, our Compensation Committee awarded director compensation for the period from October 1, 2023 to September 30, 2024, which vested on October 31, 2024, provided that such director continued to serve as our director and if applicable, a member of the respective committee, on the vesting date. As of March 31, 2025, our Compensation Committee had not yet determined or awarded director compensation for the period from October 1, 2024 through September 30, 2025 or for any future period. At the direction of the Compensation Committee of our board of directors, we intend to undertake a process to formerly review, on a periodic basis, our board of directors’ compensation, including but not limited to pay for (x) each of our non-employee directors in cash, (y) each member of the Audit Committee, Compensation Committee and Nominating Committee additional annual cash amounts, and (z) the Chairpersons of the Audit Committee, Compensation Committee and Nominating Committee additional cash amounts. We anticipate retaining an expert compensation consulting firm to benchmark director compensation and provide recommendations around near and long-term compensation for our board. We expect to conclude this board of director compensation review during our 2026 fiscal year. Currently, no additional per-meeting fees apply under the plan. Subject to such compensation review, we may also grant to each non-employee director restricted stock units, shares of our common stock and/or stock options to purchase shares of our common stock (A) upon such non-employee director’s appointment to the board of directors (prorated for the period from the director’s appointment through the anticipated date of our next annual meeting of stockholders), and (B) on an annual basis thereafter. We may also grant additional discretionary stock-based awards to our non-employee directors, and subject to our director compensation review and board’s approval, these directors may have the option of electing to receive their cash fees in the form of shares of our common stock. Only non-employee directors are currently eligible to receive compensation for their services as a director. Accordingly, Mr. Ellin, our Chief Executive Officer and Chairman did not and will not receive any separate director compensation during the 2025 fiscal year.

2025 Director Compensation Table

The following table shows compensation paid to the members of our board of directors for the fiscal year ended March 31, 2025.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jay Krigsman	—	95,636	(2)	—	—	—	—	95,636
Craig Foster(4)	—	104,744	(2)	—	—	—	—	104,744
Robert Ellin	—	—	(3)	—	—	—	—	—
Ramin Arani	—	91,082	(2)	—	—	—	—	91,082
Patrick Wachsberger	—	86,530	(2)	—	—	—	—	86,530
Kenneth Solomon	—	91,082	(2)	—	—	—	—	91,082
Bridget Baker	—	86,530	(2)	—	—	—	—	86,530
Kristopher Wright	—	81,974	(2)	—	—	—	—	81,974

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 2 — Summary of Significant Accounting Policies — “Stock-Based Compensation” of our financial statements for the year ended March 31, 2025 included elsewhere in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

(2)	Neither our board of directors nor our Compensation Committee has yet awarded director compensation for the period from October 1, 2024 through September 30, 2025, provided that on September 10, 2024, our Compensation Committee awarded director compensation for the period from October 1, 2023 to September 30, 2024 (which vested on October 31, 2024), which compensates our independent directors for their service through a portion of our fiscal year ended March 31, 2025 (through September 30, 2024). We anticipate that our board of directors or our Compensation Committee will award restricted stock units as compensation to our independent board members for such remaining period of our fiscal year ended March 31, 2025 (from October 1, 2024 to March 31, 2025), which shall vest as of such vesting date as determined by our board of directors (anticipated to be October 31, 2025), provided that such director continues to serve as our director and if applicable, a member of the respective committee, on such vesting date. Accordingly, the 2024 Director Compensation Table above reflects the equity grants that were made to our independent directors during the fiscal year ended March 31, 2025 (as discussed herein). On September 10, 2024, our board of directors approved a plan to compensate our non-employee directors with restricted stock units in lieu of cash director fees for the period from October 1, 2023 to September 30, 2024, based upon a price of $1.57 per restricted stock unit, which was calculated based on a trailing volume weighted average closing price as of the date determined by the Compensation Committee. All restricted stock units vested on October 31, 2024. Each restricted stock unit represents a contingent right to receive one share of our common stock or the cash value thereof. Each director had the right to delay the vesting of such restricted stock units to a later date for tax purposes. Accordingly, Messrs. Krigsman, Foster, Arani, Wachsberger, Solomon and Wright, and Ms. Baker received on such date their grants of our restricted stock units with the following grant date fair value attributable to a portion of our fiscal year ended March 31, 2025: $47,818, $52,372, $45,541, $43,265, $45,541, $43,265 and $40,987, respectively.

(3)	Employee directors do not receive any additional compensation for their services on our board of directors.

(4)	Mr. Foster resigned from our board of directors effective as of October 4, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our Named Executive Officers;

●	our other executive officers; and

●	all of our current executive officers and directors as a group.

The number of shares and percentages of beneficial ownership are based on [●] shares of our common stock outstanding as of the Record Date.

The following table is based upon information supplied by to us by our officers, directors and certain principal stockholders. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock that the person has the right to acquire beneficial ownership within 60 days, including common stock issuable pursuant to the exercise of stock options or warrants and settlement of restricted stock units that are either immediately exercisable or issuable or exercisable or issuable on or before September 12, 2025, which is within 60 days of the Record Date. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o LiveOne, Inc., 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212.

Name and address of beneficial owner	Amount of Common Stock Beneficially Owned and Nature of Beneficial Ownership(1)	Percentage of Class
5% or greater stockholders
Robert S. Ellin and his affiliates(1)	22,127,649	[●	]%
FMR LLC(2)	5,997,721	[●	]%
245 Summer Street, Boston, MA 02210
Directors and Executive Officers
Robert S. Ellin(1)	22,127,649	[●	]%
Ryan Carhart(3)	130,041	*
Jay Krigsman(4)(5)(6)	1,297,186	[●	]%
Ramin Arani(5)	257,601	*
Patrick Wachsberger(5)	257,527	*
Kenneth Solomon(5)(7)	265,262	*
Bridget Baker(5)	247,531	*
Kristopher Wright(5)	155,050	*
All current directors and executive officers as a group (8 persons)(8)	24,737,847	[●	]%

*	Represents beneficial ownership of less than one percent.

(1)	Includes (i) 2,089,666 shares of common stock owned directly by Mr. Ellin; (ii) 9,156,608 shares of our common stock directly owned by Trinad Capital, as Mr. Ellin, the Managing Director and Portfolio Manager of Trinad Capital, is deemed to have sole voting and dispositive power over such shares, (iii) warrants to purchase 535,399 shares of our common stock issued to Trinad Capital exercisable at a price of $2.10 per share, (iv) 716,216 shares of our common stock directly owned by Trinad Capital Management LLC (“Trinad LLC”), as Mr. Ellin, the Managing Member of Trinad LLC, is deemed to have sole voting and dispositive power over such shares; (v) 6,817,810 shares of our common stock directly owned by JJAT Corp. (“JJAT”), an entity owned by Mr. Ellin, as Mr. Ellin is deemed to have sole voting and dispositive power over such shares; (vi) 2,056,623 shares of our common stock issuable as of July 14, 2025 upon conversion of the Series A Preferred Stock held by Trinad Capital (including the dividend to be paid in kind and accrued as of such date), which Trinad Capital has the right to convert at the conversion price of $2.10 per share; (vii) 666,667 stock options (as more fully discussed below); (viii) 25,168 restricted stock units granted to Mr. Ellin in lieu of reduced base salary for the period from April 1, 2021 to July 31, 2021, which would vest as of September 20, 2025; and (ix) 63,492 restricted stock units granted to Mr. Ellin in lieu of 50% of his monthly cash base salary for the period from August 1, 2020 to August 15, 2020, and in lieu of 100% of his monthly cash base salary for the period from August 16, 2020 to December 31, 2020, that Mr. Ellin agreed to receive in such equity of our Company, which would vest as of September 20, 2025. Accordingly, securities owned by these entities may be regarded as being beneficially owned by Mr. Ellin. Mr. Ellin disclaims beneficial ownership in the shares held by Trinad LLC, Trinad Capital and JJAT. Does not include (x) shares of our common stock held by a family trust and family foundation as to which Mr. Ellin does not exercise voting or dispositive power, and (y) shares of our common stock and/or our restricted stock units that are expected to be granted to Mr. Ellin by our board of directors in lieu of 100% of his monthly cash base salary for the period from January 1, 2022 to December 31, 2022, that Mr. Ellin agreed to receive in such equity of our Company, subject to Mr. Ellin’s continued employment with us through the applicable vesting date. See “Executive Compensation ⸺ 2025 Summary Compensation Table” for additional information.

(2)	As reported on Schedule 13G, Amendment No. 7, filed with the SEC on May 12, 2025 by FMR LLC and Abigail P. Johnson. Ms. Johnson is a Director, Chairman and Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)	Excludes 50,000 restricted stock units granted to Mr. Carhart pursuant to his employment offer letter, which would not vest as of September 12, 2025, as more fully described below under “Executive Compensation — Named Executive Officer Employment Agreements”. In the event of a Company Change of Control, a PodcastOne Change of Control and/or Slacker Change of Control (each as defined in Mr. Carhart’s employment agreement), 50% of the unvested portion of the restricted stock units of our Company granted to Mr. Carhart will vest effective immediately prior to such event.

(4)	Includes 25,000 vested stock options for each director.

(5)	Includes 66,879, 55,113, 60,510, 63,694, 57,325 and 60,510 vested restricted stock units granted to Messrs. Krigsman, Arani, Wachsberger, Solomon and Wright and Ms. Baker in 2024, respectively. Mr. Krigsman has determined to defer the settlement of all of his restricted stock units to a future date for tax purposes.

(6)	Includes 890,186 shares of our common stock held by the Krigsman Family Trust, as Mr. Krigsman, a trustee of the trust, holds shared voting and dispositive power over such shares. Mr. Krigsman disclaims beneficial ownership in such shares held by the trust, except for his pecuniary interest therein. Excludes certain shares that were formerly held in custodial accounts for the benefit of Mr. Krigsman’s daughters under the Uniform Transfers to Minors Act (“UTMA”) and for which Mr. Krigsman was the custodian. Mr. Krigsman no longer has control or voting or dispositive power over such shares as a result of the transfer from such UTMA accounts to Mr. Krigsman’s daughters’ individual accounts.

(7)	Includes 5,170 shares of our common stock held by Wachsberger Family Trust, as Mr. Wachsberger, a trustee of the trust, holds shared voting and dispositive power over such shares. Mr. Wachsberger disclaims beneficial ownership in such shares held by the trust, except for his pecuniary interest therein.

(8)	The shares of our common stock held by Trinad Capital, Trinad LLC and JJAT and the shares of our common stock issuable upon conversion of our Series A Preferred Stock owned by Trinad Capital, which are deemed to be beneficially owned by Mr. Ellin, are counted only once in this total.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding our current executive officers and directors as of the Record Date:

Name	Age	Position
Executive Officers
Robert S. Ellin	60	Chief Executive Officer, Chairman of the Board and Director
Ryan Carhart	45	Chief Financial Officer, Executive Vice President, Corporate Secretary and Treasurer
Non-Executive Directors
Jay Krigsman	60	Director
Ramin Arani	55	Director
Patrick Wachsberger	73	Director
Kenneth Solomon	62	Director
Bridget Baker	63	Director
Kristopher Wright	50	Director

Executive Officers

Robert S. Ellin. Please see above under “Proposal No. 1 — Election of Directors — General Information About the Board of Directors.”

Ryan Carhart.  Mr. Carhart has served as our and PodcastOne’s Chief Financial Officer, Corporate Secretary and Treasurer since February 2025 and has served as the Vice President of our Company and PodcastOne since September 2023. Mr. Carhart also previously served as the Controller of our Company and PodcastOne from September 2023 to April 2025. Mr. Carhart is a seasoned financial professional with extensive experience in overseeing operations, corporate strategy and development, financial reporting, mergers and acquisitions, establishing and overseeing operational excellence initiatives in growing organizations and public company compliance. Prior to his appointment as our and PodcastOne’s Vice President and Controller, Mr. Carhart served as the Chief Financial Officer at AUDIENCEX, an AI-powered digital ad partner, optimizing programmatic, social, and search campaigns with data-driven strategy and creative solutions, and as the Principal Financial Officer and Principal Accounting Officer of Vado Corp (“Vado”), since May, 2019, where he guided AUDIENCEX through its acquisition by Vado, while overseeing operations and corporate strategy and development. Prior to that, Mr. Carhart served as the Senior Director of Finance and Controller at MNTN, a builder of advertising software for brands to drive measurable conversions, revenue, site visits and more through the power of television. Mr. Carhart previously worked at PricewaterhouseCoopers, a global public accounting firm, with a specialization in the technology and communications industries. Mr. Carhart holds a Master of Science in Accounting and a Master of Business Administration (MSA/MBA) from Northeastern University, along with a PhD from Claremont Graduate University, and is a Certified Public Accountant.

Non-Employee Directors

Jay Krigsman. Please see bio above under “Proposal No. 1 — Election of Directors — General Information About the Board of Directors”.

Ramin Arani. Please see bio above under “Proposal No. 1 — Election of Directors — General Information About the Board of Directors”.

Patrick Wachsberger. Please see bio above under “Proposal No. 1 — Election of Directors — General Information About the Board of Directors”.

Kenneth Solomon. Please see bio above under “Proposal No. 1 — Election of Directors — General Information About the Board of Directors”.

Bridget Baker. Please see bio above under “Proposal No. 1 — Election of Directors — General Information About the Board of Directors”.

Kristopher Wright. Please see bio above under “Proposal No. 1 — Election of Directors — General Information About the Board of Directors”.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws and the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until his or her resignation, death or removal in accordance with our Bylaws or the DGCL.

Our officers are appointed by our board of directors and hold office until removed by our board of directors at any time for any reason.

Family Relationships

There are no family relationships between or among any of our directors or executive officers or persons nominated or chosen by us to become directors or executive officers.

Director Independence

Please see bio above under “Corporate Governance — Director Independence”.

Board Committees

Please see bio above under “Proposal No. 1 — Election of Directors — Board Committees”.

Board Leadership Structure

Please see bio above under “Corporate Governance — Board Leadership Structure”.

Risk Oversight

Please see bio above under “Corporate Governance — Risk Oversight and Compensation Risk Assessment”.

Code of Ethics

Please see bio above under “Corporate Governance — Code of Ethics”.

Insider Trading Policy

Please see bio above under “Corporate Governance — Insider Trading Policy”.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during the 2025 fiscal year, or at any other time, an officer or employee of our Company, and no member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. None of our executive officers (i) serves as a member of the compensation committee of any other company of which any member of the Compensation Committee or our board of directors is an executive officer, or (ii) serves as a member of the board of directors of any other company of which any member of the Compensation Committee is an executive officer.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons that no Forms 5 were required to report delinquent filings, we believe that all filing requirements applicable to our current officers, directors and 10% beneficial owners were complied with during the fiscal years ended March 31, 2025 and 2024, except that Mr. Krigsman’s and Mr. Solomon’s Form 4s filed with the SEC on September 23, 2024 and September 24, 2024, respectively, were inadvertently filed late.

Nominations to the Board of Directors

General — Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Our board of directors’ candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment. In addition, directors must have time available to devote to our board of directors activities and to enhance their knowledge of our business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.

Our Nominating Committee assists our board of directors in identifying qualified individuals to become board members, in determining the composition of the board and in monitoring the process to assess board effectiveness.

Changes to the Procedures by Which Security Holders May Recommend Nominees to Our Board of Directors — During the year ended March 31, 2025, there were no material changes to the procedures by which our security holders may recommend nominees to our board of directors.

PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Our board of directors has adopted and submitted for stockholder approval an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all outstanding shares of our common stock, if our board of directors deems that it is in our Company’s and our stockholders’ best interests, at a ratio to be determined by our board of directors in the range (the “Split Range”) of one-for-three (1-for-3) through one-for-ten (1-for-10) (collectively, the “Reverse Split”). Our board of directors will have the sole discretion to elect, as it determines to be in our best interests and our stockholders, whether or not to effect the Reverse Split, and if so, at which ratio within the approved Split Range. Our board of directors believes that approval of a proposal granting this discretion to our board of directors, rather than approval of an immediate Reverse Split at a specified ratio, would provide our board of directors with maximum flexibility to react to current market conditions and other factors it deems appropriate and to therefore achieve the purposes of the Reverse Split, if implemented, and to act in our Company’s and our stockholders’ best interests.

The Reverse Split has been proposed for approval at the Annual Meeting in order to attempt to remediate our current noncompliance with Nasdaq’s Bid Price Rule (as defined below).

To effect the Reverse Split, our board of directors would authorize our management to file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. If our board of directors elects to implement the approved Reverse Split within the Split Range, the number of issued and outstanding shares of our common stock (as well as common stock underlying derivative securities such as options and warrants) would be reduced in accordance with the ratio for the selected Reverse Split, without a corresponding decrease to the number of authorized shares of our common stock. The par value of our common stock would remain unchanged, however the number of authorized and unissued shares of our common stock would effectively increase as a result of the Reverse Split. If approved by our stockholders, our board of directors may nonetheless elect not to implement the Reverse Split at its sole discretion. This could occur if our common stock regains compliance with Nasdaq’s Bid Price Rule prior to the termination of the applicable grace period discussed below. The proposed form of the Certificate of Amendment to our Certificate of Incorporation to implement the Reverse Split is attached to this Proxy Statement as Annex A (the “Certificate of Amendment”).

Purpose of the Reverse Split

On March 28, 2025, we received a letter from the Listing Qualifications Department of Nasdaq notifying us of our noncompliance with Nasdaq Rule 5550(a)(2) (based on the closing bid price of shares of our common stock for the previous 30 consecutive business days being below a minimum of $1.00 per share) (the “Bid Price Rule”). The purpose of the Reverse Split is to regain compliance with Nasdaq’s Bid Price Rule and avoid delisting of our common stock.

The letter from Nasdaq has no immediate effect on the listing of our common stock on The Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days from March 28, 2025, to regain compliance with the Bid Price Rule. To regain compliance during this 180-day compliance period, the closing bid price of shares of our common stock must be at least $1.00 for a minimum of ten consecutive business days. In the event that we do not regain compliance with the Bid Price Rule prior to the expiration of the 180-day compliance period, we may be eligible for an additional 180-day compliance period. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (including with respect to our Audit Committee as discussed below), with the exception of the Bid Price Rule, and will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we are not able to meet these requirements, we will receive written notification from Nasdaq that shares of our common stock are subject to delisting. At that time, we may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful.

As previously reported, on October 4, 2024, Craig Foster notified our Company that he was resigning from service on our board of directors to pursue other current professional obligations, effective as of the same date. At the time of his resignation, Mr. Foster served on the Audit Committee and the Nominating and Corporate Governance Committee of our board of directors. Mr. Foster’s resignation was not a result of any disagreement with our Company on any matter relating to our operations, policies or practices. On November 21, 2024, we received a notification letter from the Listing Qualifications Department of Nasdaq confirming that we have a cure period until the earlier of (i) October 4, 2025 and (ii) our next annual meeting of stockholders, to fill the vacancy created by such resignation in order to comply with the audit committee requirements set forth in Nasdaq Listing Rule 5605. To fill the vacancy created by Mr. Foster’s resignation, we anticipate that one or more existing independent members of our board of directors will be appointed to our Audit Committee and/or the Nominating and Corporate Governance Committee, and we are also continuing to conduct a search to find a well-qualified candidate to serve on our board of directors and/or such committees that has the applicable experience and the necessary qualifications, skills and perspective.

While the above referenced letter from Nasdaq had no immediate impact on the listing of shares of our common stock, which have continued to be listed and traded on The Nasdaq Capital Market, we are seeking stockholder approval of the Reverse Split to enable our board of directors to take action to attempt to enable us to regain compliance with the Bid Price Rule and continue to be listed on The Nasdaq Capital Market. By including our board of directors discretion to effect the Reverse Split within the Split Range, we will be positioned to react to market conditions and actions taken by Nasdaq to increase our chances of achieving this goal.

Our board of directors has determined that maintaining listing on The Nasdaq Capital Market is an important goal, as our board of directors believes that the listing of our common stock on a principal national securities exchange enhances the liquidity of the outstanding shares, as well as our ability to raise capital, each of which is considered to be a benefit to our Company and our stockholders. Additionally, our board of directors believes that continued listing on The Nasdaq Capital Market enhances visibility and credibility to the investment community with respect to our common stock. If, on the other hand, shares of our common stock were delisted from The Nasdaq Capital Market and we were unable to list shares of our common stock on an alternative national securities exchange, trading of shares of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or a lower-tiered quotation system operated by The OTC Markets Group. In such an event, investors may find it more difficult to sell shares of our common stock. The result could have a depressive effect on our stock price. In addition, if our common stock were delisted, it would become subject to SEC rules regarding “penny stocks,” which impose additional disclosure requirements on broker-dealers and further hindrances and expenses for investors seeking to sell the securities. For these reasons and others, delisting would likely adversely affect the liquidity, trading volume and price of shares of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business and an investment in us, as well as on our ability to raise capital as and when required.

Although we presently intend to effect the Reverse Split to regain compliance with The Nasdaq Capital Market’s minimum bid price requirement, under Section 242(c) of the DGCL, our board of directors has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment to the Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Further, our board of directors may consider a variety of factors in determining the appropriate range within the Split Range for any such amendment, including overall trends in the stock market, recent changes, and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance. Again, our board of directors may decide to abandon the proposed amendment of the Certificate of Incorporation in its entirety, particularly if the closing bid price of our common stock on The Nasdaq Capital Market is then in compliance with Nasdaq’s $1.00 minimum bid price requirement. While we hope that approval of this Proposal No. 2 will enable us to regain compliance prior to the termination of the grace period, we intend to continue to monitor the bid price of our common stock and assess our options for maintaining the listing of our common stock on The Nasdaq Capital Market.

For more information on the risks inherent in the Reverse Split, including with respect to the Nasdaq deficiency notice and potential for delisting, see below under the heading “Certain Risks Associated with the Reverse Split.” For additional information about the risks we and our investors face with respect to our common stock, business and other matters, see “Item 1A. - Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July [●], 2025.

Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a proportionate increase in the price of our common stock, we may be unable to regain compliance with the Nasdaq listing requirements or meet those of another national securities exchange.

We expect that if approved the Reverse Split will increase the market price of our common stock so that we will be able to regain compliance with Nasdaq’s minimum Bid Price Rule requirements. However, the effect of the Reverse Split on the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of our common stock following the Reverse Split will not increase sufficiently for us to regain compliance with the minimum bid price requirement. For example, if our stock price were to fall below $0.10 per share, the high end of the Split Range of the Reverse Split, which is one-for-ten, would potentially be insufficient to enable us to comply with the minimum bid price requirement post-Reverse Split. Further, the Reverse Split may result in a lesser number of round lot holders (holders of at least 100 shares), which could also cause us to be noncompliant with another Nasdaq Rule requiring that we have at least 300 round lot holders. If we are unable meet the minimum bid price requirement or other requirements under Nasdaq rules, we may not be unable continue to have or common stock listed on The Nasdaq Capital Market, and may be unable to list our common stock on an alternative national securities exchange. This could have a material adverse effect on our liquidity and an investment in us, and impose additional hardships on investors seeking to sell our common stock.

Even if the Reverse Split results in the requisite increase in the market price of our common stock, there is no assurance that we will be able to continue to comply with the minimum Bid Price Rule requirements.

Even if the Reverse Split results in the requisite increase in the market price of our common stock to be in compliance with Nasdaq’s minimum Bid Price Rule requirements, there can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for continued compliance with such requirement. It is not uncommon for the market capitalization of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Split, the percentage decline may be greater than would occur in the absence of the Reverse Split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or continue to comply with the minimum Bid Price Rule requirements of Nasdaq.

The Reverse Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be adversely affected by the Reverse Split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not sufficiently increase as a result of the Reverse Split. In addition, the Reverse Split may decrease the number of stockholders who own round lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The increased market price of our common stock resulting from the Reverse Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of our common stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in our common stock, there can be no assurance that the Reverse Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of our common stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of our common stock may not necessarily improve following the Reverse Split.

Principal Effects of the Reverse Split, Effective Increase in Authorized Common Stock and Par Value Increase

The Reverse Split, if implemented, will have the following principal effects:

●	the number of shares of our common stock held by individual stockholders will decrease based on the ratio, and the number of stockholders who own “round lots” of at least 100 shares of will decrease;

●	the number of shares of common stock issuable upon exercise of outstanding stock options and warrants or conversion of outstanding convertible securities (if any) and the exercise price of such outstanding options and warrants and the conversion price of such outstanding convertible securities (if any), will be adjusted in accordance with their respective terms based on the ratio at which the Reverse Split is effected;

Shares of our common stock after the Reverse Split will be fully paid and non-assessable. The Certificate of Amendment will not change any of the other terms of our common stock. Following the Reverse Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of our common stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

Because the authorized common stock will not be reduced at the same ratio as the Reverse Split ratio, the Reverse Split will have an overall effect of increasing the authorized but unissued shares of our common stock. These shares may be issued by our board of directors in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock.

Fractional Shares

No fractional shares will be issued as the result of the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of our common stock following the proposed Reverse Split, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Procedure for Implementing the Reverse Split

The Reverse Split would become effective upon the filing with the Delaware Secretary of State of the Certificate of Amendment as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”), as determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. Additionally, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Split if, at any time prior to the effectiveness of the Certificate of Amendment, our board of directors, in its sole discretion, determines that it is no longer in the best interests of our Company and our stockholders to effect the Reverse Split. Beginning at the Effective Time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names with Vstock Transfer, LLC, our transfer agent (the “Transfer Agent”). Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures for processing the Reverse Split. Stockholders who hold our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our common stock may hold some or all of their shares electronically in book-entry form with the Transfer Agent. These stockholders do not have stock certificates evidencing their common stock ownership. Such stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates

We expect that the Transfer Agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., stockholders who hold their shares directly in their own name and not through a broker) in connection with the Reverse Split. As soon as practicable after the filing of the Certificate of Amendment, registered holders of certificated pre-Reverse Split shares may be asked to surrender to the Transfer Agent certificates representing pre-Reverse Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new stock certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent.

For street name holders of pre-Reverse Split shares (i.e., stockholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the Effective Time.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No Dissenters’ Rights

Under the DGCL, our stockholders are not entitled to dissenters’ rights with respect to the Reverse Split.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of common stock were, and post-split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular stockholders in light of their specific circumstances or to certain types of stockholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

A stockholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our common stock for post-Reverse Split shares of our common stock in the Reverse Split. A stockholder’s aggregate tax basis in the post-Reverse Split shares of our common stock the stockholder receives in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. A stockholder’s holding period for the post-Reverse Split shares of our common stock the stockholder receives in the Reverse Split will include the stockholder’s holding period for the pre-Reverse Split shares of our common stock the stockholder surrenders in exchange therefor. Stockholders who have different bases or holding periods for pre-Reverse Split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split common stock.

Anti-Takeover Effects of the Reverse Split

The effective increase in our authorized and unissued shares of common stock resulting from the Reverse Split could potentially be used by our board of directors to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make it more difficult to accomplish a merger or similar transaction, even if such transaction is beneficial to the stockholders. Our board of directors might use the additional shares to resist or frustrate, by issuing additional shares of common stock, a third-party takeover effort favored by a majority of the independent stockholders that would provide an above-market premium. The Reverse Split is not the result of our management’s knowledge of an effort to accumulate our securities or to obtain control of our Company by means of a merger, tender offer, solicitation or otherwise.

Vote Required

The number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” this proposal; provided that our common stock is listed on Nasdaq immediately before the Reverse Split becomes effective and meets the Listing Condition, in which case, abstentions and any broker non-votes with respect to this proposal will not be considered “votes cast” and will have no effect on this proposal. If the Listing Condition is not met, this proposal must receive the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock as of the Record Date and abstentions and any broker non-votes with respect to this proposal would have the same effect as a vote against this proposal. Brokerage firms will have discretionary authority to vote their customers’ unvoted shares held by the firms in street name on this proposal, and we do not anticipate receiving any broker non-votes on this proposal.

The Board of Directors Unanimously Recommends a Vote FOR this Proposal No. 2.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has appointed Macias Gini & O’Connell LLP (the “Auditor”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2026. The Auditor was engaged as our independent registered public accounting firm on July 25, 2022. Representatives of the Auditor are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Stockholder ratification of the appointment of the Auditor is not required by our bylaws or otherwise. However, our board of directors is submitting the appointment of the Auditor to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the Auditor. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2026 fiscal year if it determines that such a change would be in the best interests of us and our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal at the Annual meeting is required to ratify the appointment of the Auditor as our independent registered public accounting firm. For purposes of this vote, abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors Unanimously Recommends a Vote FOR this Proposal No. 3.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by the Auditor, our independent registered public accounting firm, for the fiscal year ended March 31, 2025 and 2024 (in thousands):

	Year Ended March 31,
Description of Service	2025	2024
Audit Fees(1)	$1,365	$1,149
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$1,365	$1,149

(1)

Audit Fees consist of fees for audit of our annual financial statements for the respective year, reviews of our quarterly financial statements, services provided in connection with statutory and regulatory filings. Includes the audit fees for each of PodcastOne and Slacker, which are collectively $655,000 for the year ended March 31, 2025.

(2)	Audit-Related Fees consist of fees for accounting consultations.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance.

Non-Audit Fees

There were no audit or non-audit services provided to us for the years ended March 31, 2025 and 2024 that were not approved by our board of directors. Our board of directors determined that the services rendered by the Auditor are compatible with maintaining their independence as our independent auditors.

Pre-Approval Policies and Procedures

Beginning April 1, 2018, our Audit Committee became responsible, and prior to such period, our board of directors was responsible, for the pre-approval of all audits and permitted non-audit services to be performed for our Company by our independent registered public accounting firm and any other independent accounting firms that we engage. The fees to be paid to the Auditor for the 2025 and 2024 fiscal years were approved, and going forward shall be subject to approval, by our Audit Committee and our board of directors in accordance with the procedures described below.

Our Audit Committee reviews and approves all audit and non-audit services proposed to be provided, other than de minimis non-audit services which may instead by preapproved in accordance with applicable SEC rules.

PROPOSAL NO. 4 — ADJOURNMENT

General

We are asking our stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required to approve this Proposal No. 4. Abstentions will have the same effect as the vote “AGAINST” this Proposal No. 4.

The Board of Directors Unanimously Recommends a Vote FOR this Proposal No. 4.

Other Matters

Other than as set forth above, the board of directors is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, or any adjournment or postponement thereof, it is the intention of the designated proxy holders, Mr. Ellin and Mr. Carhart, to vote on such matters in accordance with their best judgment.

YOUR VOTE IS IMPORTANT. Accordingly, you are urged to sign and return the accompanying proxy card or voting instruction card, as the case may be, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Robert S. Ellin
Robert S. Ellin
Chairman and Chief Executive Officer
Beverly Hills, CA
July [●], 2025

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Audit Committee’s purpose is to assist our board of directors in its general oversight of our accounting, auditing and financial reporting practices. Management is primarily responsible for our financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Auditor was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the committee certify that our registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the committee’s members in business, financial and accounting matters.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2025 with our management. The Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our board of directors that the audited financial statements be included, and such audited financial statements were included, in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, for filing with the SEC.

Respectfully submitted by:

The Audit Committee of the Board of Directors

Ramin Arani
Kenneth Solomon

EXECUTIVE COMPENSATION

Our named executive officers, consisting of our principal executive officer and the next most highly compensated executive officer as of March 31, 2025 (collectively, the “Named Executive Officers”), were:

●	Robert Ellin, Chief Executive Officer, Chairman and Director;

●	Ryan Carhart, our Chief Financial Officer, Senior Vice President, Controller, Corporate Secretary and Treasurer; and

●	Aaron Sullivan, our former Chief Financial Officer, Senior Vice President, Corporate Secretary and Treasurer, for whom disclosure would have been provided in the 2025 Summary Compensation Table but for the fact that he was not serving as our executive officer at the end of March 31, 2025.

We did not have a third Named Executive Officers during our fiscal year ended March 31, 2025.

2025 Summary Compensation Table

The following table sets forth, for the fiscal years ended March 31, 2025 and 2024, compensation awarded or paid to our Named Executive Officers.

Name and Principal Position	Fiscal Year ended March 31	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Robert Ellin,	2025	500,000	—	—	(3)	—	—	—	58,584	(4)	558,584
CEO & Chairman	2024	500,000	—	—		—	—	—	47,032	(4)	547,032

Ryan Carhart,	2025	200,000	—	88,231		—	—	—	17,560	(6)	305,790
CFO, SVP, Treasurer & Secretary(5)	2024	108,333	—	—		—	—	—	11,370	(6)	119,703

Aaron Sullivan,	2025	325,730	—	582,230		—	—	—	23,961	(8)	931,921
former CFO(7)	2024	262,500	—	530,250		—	—	—	16,487	(8)	809,237

(1)	Represents the aggregate grant date fair value of restricted units of our Company granted to the respective Named Executive Officer computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the amounts are discussed in Note 2 — Summary of Significant Accounting Policies — “Stock-Based Compensation” of our financial statements for the fiscal year ended March 31, 2025 included in our 2025 Annual Report on Form 10-K. Does not include restricted stock units of PodcastOne or Slacker granted to Messrs. Carhart and Sullivan pursuant to their respective employment agreements.

(2)	Unless otherwise indicated, the amount of perquisites and other personal benefits has been excluded as the total value of perquisites and other personal benefits for each Named Executive Officer per year was less than $10,000.

(3)	During the 2023 and 2022 fiscal years, as a result of Mr. Ellin’s desire to demonstrate confidence in our Company and to assist our near term objectives in light of the ongoing COVID-19 epidemic and other costs realignment and reductions, Mr. Ellin agreed to accept payment of his monthly base salary for the period of January 1, 2022 through December 31, 2022 in shares of our common stock. As of March 31, 2025, our board of directors and Compensation Committee has not yet determined the number of shares of our common stock or our restricted stock units that should be issued to Mr. Ellin as such equity compensation and therefore, such equity compensation has not yet been awarded. Accordingly, the amounts shown under the “Stock Awards” column for the 2025 fiscal year does not include the amount of $986,560 as Mr. Ellin’s salary to be paid at a future date in shares of our common stock or our restricted stock units that shall be issued and vest in accordance with the terms as determined by our board of directors or Compensation Committee. The aggregate grant date fair value of such equity compensation will be included for Mr. Ellin in the fiscal year when such award is made.

(4)	The amount for 2025 represents personal benefits consisting of (i) car lease payments of $28,945, (ii) health, dental and vision insurance in the amount of $18,801, and (iii) life, accidental death and dismemberment insurance in the amount of $300, and (iii) 401k match in the amount of $10,538, paid by us on Mr. Ellin’s behalf. The amount for 2024 represents personal benefits consisting of (i) car lease payments of $28,945, (ii) health, dental and vision insurance in the amount of $17,967, and (iii) life, accidental death and dismemberment insurance in the amount of $120, paid by us on Mr. Ellin’s behalf.

(5)	Mr. Carhart was appointed as our Chief Financial Officer effective as of February 19, 2025.

(6)	The amount for 2025 represents personal benefits consisting of (i) health, dental and vision insurance in the amount of $12,260, (ii) life, accidental death and dismemberment insurance in the amount of $300, and (iii) 401k match in the amount of $5,000, paid by us on Mr. Carhart’s behalf. The amount for 2024 represents personal benefits consisting of (i) health, dental and vision insurance in the amount of $10,042, (ii) life, accidental death and dismemberment insurance in the amount of $78, and (iii) 401k match in the amount of $1,250, paid by us on Mr. Carhart’s behalf.

(7)	Mr. Sullivan resigned from all of his positions with the Company effective as of February 19, 2025.

(8)	The amount for 2025 represents personal benefits consisting of (i) health, dental and vision insurance in the amount of $17,235, (ii) life, accidental death and dismemberment insurance in the amount of $275, and (iii) 401k match in the amount of $6,451, paid by us on Mr. Sullivan’s behalf. The amount for 2024 represents personal benefits consisting of (i) health, dental and vision insurance in the amount of $9,805, (ii) life, accidental death and dismemberment insurance in the amount of $120, and (iii) 401k match in the amount of $6,562, paid by us on Mr. Sullivan’s behalf.

2025 Outstanding Equity Awards at Fiscal Year Ended

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended March 31, 2025 to our Named Executive Officers. Except as set forth below, all of the outstanding equity awards granted to our Named Executive Officers were fully vested as of March 31, 2025.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Robert Ellin	666,666	(1)	—	—	4.00	9/7/2027	—	—	—		—
	—		—	—	—	—	—	—	88,660	(2)	61,973
Ryan Carhart									100,000	(3)(4)	69,900

Aaron Sullivan(5)	—		—	—	—	—	—	—	—		—

(1)	Represents 666,666 stock options granted on September 7, 2017, which have fully vested and are fully exercisable as of the date of this Proxy Statement.

(2)	Represents restricted stock units, with each vested restricted stock unit to be settled by issuance to Mr. Ellin of one share of our common stock, which shall one-time cliff vest on September 20, 2026.

(3)	Represents restricted stock units of our Company, with each vested restricted stock unit to be settled by issuance to Mr. Carhart of one share of our common stock, which restricted stock units shall vest as follows: (i) 50% of such restricted stock units shall vest on September 18, 2025 (the “Initial Vesting Date”), and (ii) the remaining 50% of such restricted stock units shall vest on September 18, 2026, in each case subject to Mr. Carhart’s continued employment by our Company on each applicable vesting date (except as provided herein). In the event of a Change of Control (as defined in Mr. Carhart’s employment offer letter), 50% of any then unvested restricted stock units of our Company shall vest in full effective immediately prior to such event.

(4)	Does not include 20,000 restricted stock units of PodcastOne granted to Mr. Carhart pursuant to his employment offer letter with our Company, which shall vest on the same schedule as set forth in footnote #3 above (except as provided herein). In the event of a Change of Control (as defined in Mr. Carhart’s employment offer letter), 50% of any then unvested restricted stock units of PodcastOne shall vest in full effective immediately prior to such event.

(5)	As a result of Mr. Sullivan’s resignation from all of his positions with our Company effective as of February 19, 2025, Mr. Sullivan forfeited all of his unvested restricted stock units.

(6)	The market value of unearned restricted stock units is based on the price of $0.699, the closing price of our common stock on March 31, 2025 (the last trading day of our 2025 fiscal year, as required under the applicable rules).

Change in Control Provisions

For a more detailed description of the “change in control” provisions applicable to our Named Executive Officers under their employment agreements, see “Named Executive Officer Employment Agreements” below.

Named Executive Officer Employment Agreements

The material terms of employment agreements with the Named Executive Officers previously entered into by our Company are described below.

Robert S. Ellin — Mr. Ellin’s employment agreement expired on September 7, 2023. We anticipate entering into a new employment agreement with Mr. Ellin in the near future. A summary of the terms of Mr. Ellin’s last employment agreement is set forth below.

On September 7, 2017, we entered into an employment agreement with Mr. Ellin for an initial term of five years at an annual salary of $650,000, which salary was lowered to $500,000 pursuant to Amendment No. 1 to Mr. Ellin’s employment agreement, dated as of December 14, 2017. Pursuant to Amendment No. 2 to Mr. Ellin’s employment agreement, dated as of February 6, 2023 and effective as of September 7, 2022, Mr. Ellin’s employment agreement was extended to September 7, 2023. On September 7, 2017, in connection with his employment agreement, we entered into an option award agreement whereby we issued stock options to purchase 1,166,667 shares of our common stock with an exercise price of $4.00 per share (the offering price of our public offering completed in December 2017) (the “Ellin Options”). The Ellin Options were granted pursuant to our 2016 Equity Incentive Plan (as amended, the “2016 Plan”). The first tranche of 666,667 shares underlying the Ellin Options (the “Ellin Service Options”) have fully vested and are fully exercisable as of the date of this Proxy Statement. The second tranche of 500,000 shares underlying the Ellin Options were forfeited as a result of certain non-performance vesting conditions for such grant having not been met. From August 2021 until December 31, 2022, Mr. Ellin agreed to receive his monthly base salary in shares of common stock or our restricted stock units. Effective as of January 1, 2023, we resumed paying the monthly base salary of Mr. Ellin in cash instead of shares of our restricted common stock or our restricted stock units.

If Mr. Ellin’s employment is terminated by us “Without Cause” or by Mr. Ellin for “Good Reason” (each as defined in his employment agreement, subject to our right to cure), he will be entitled to termination benefits, pursuant to which (i) we will pay Mr. Ellin certain accrued obligations and prior year bonus amounts, if any; and (ii) subject to timely execution and non-revocation of a release as provided in his employment agreement (v) we will be required to pay Mr. Ellin a one-time payment of $10,000,000; (w) any unvested Other Equity Awards (as defined in his employment agreement) shall automatically accelerate and become vested and exercisable for a period of twelve months from the termination date, but in all events no later than the end of the applicable term for each such award; (x) the Ellin Service Options and any such accelerated Other Equity Awards shall remain outstanding and be exercisable, to the extent applicable, for a period of twelve months from the later of the termination date or the date the award first becomes vested and exercisable, but in all events no later than the applicable term for each such award; (y) all restrictions on the Other Equity Awards shall automatically and immediately lapse; and (z) we will continue to cover costs for Mr. Ellin’s and his dependents continued participation in our medical plans from the termination date through and inclusive of the lesser of twelve months or the period through the date on which he obtains other coverage. Mr. Ellin’s employment agreement contains covenants for the benefit of our Company relating to non-competition during the term of his employment and protection of our confidential information, customary representations and warranties and indemnification obligations.

Ryan Carhart — On August 29, 2023 and effective as of September 18, 2023, we entered into an employment offer letter (the “RC Employment Agreement”) with Mr. Carhart at an annual salary of $200,000. Pursuant to the RC Employment Agreement, Mr. Carhart is eligible to earn an annual discretionary performance bonus for each whole or partial fiscal year of his employment period with our Company as determined by our board of directors or our Compensation Committee in their sole and absolute discretion based on achieving certain objectives to be established by our management. Mr. Carhart’s “target” performance bonus is 35% of his average annualized base salary during the fiscal year for which the performance bonus is earned. Under the RC Employment Agreement, Mr. Carhart was also granted: (i) 150,000 restricted stock units of our Company (the “Company RSUs”) and (ii) 30,000 restricted stock units of PodcastOne (the “PodcastOne RSUs” and together with the Company RSUs, the “RSUs”). The Company RSUs were granted pursuant to the 2016 Plan, and the PodcastOne RSUs were granted pursuant to PodcastOne’s 2022 Equity Incentive Plan. 33.3% of the RSUs vested on September 18, 2024 (the “Initial Vesting Date”), and the remaining 33.3% of the RSUs shall vest in two equal increments of one-third each on each of the first two anniversaries of the Initial Vesting Date with the last third vesting date being September 18, 2026 (each a “Subsequent Vesting Date” and collectively with the Initial Vesting Date, the “Vesting Dates”), subject to Mr. Carhart being continuously employed by and being in good standing with our Company and the RC Employment Agreement being in effect, in each case through each applicable Vesting Date (except as provided below). Each vested Company RSU shall be settled by delivery to Mr. Carhart of one share of our common stock promptly following the applicable Vesting Date. Each vested PodcastOne RSU shall be settled by delivery to Mr. Carhart of one share of PodcastOne’s common stock promptly following the applicable Vesting Date (except as provided below).

In the event of a Change of Control (as defined in the RC Employment Agreement), if Mr. Carhart remains employed by our Company through the date of such Change of Control, 50% of then unvested RSUs shall vest in full effective immediately prior to such event. The RSUs grants were evidenced by a standard form of the Company’s or PodcastOne’s restricted stock units award agreement, as applicable.

If Mr. Carhart’s employment is terminated by our Company without “Cause” (as defined in the RC Employment Agreement), subject to our Company’s right to cure, he will be entitled to termination benefits, pursuant to which we will be obligated to pay Mr. Carhart certain accrued obligations and to continue to pay Mr. Carhart his base salary for a period of 2 months from the effective termination date. The foregoing termination benefits are subject to Mr. Carhart’s delivery to our Company of an executed release of claims against it and its affiliates and subsidiaries and continued compliance with his confidentiality agreement with our Company.

Executive Officers Salary Adjustments

Effective as of August 1, 2020, Mr. Ellin, desiring to continue to demonstrate confidence in our Company and to assist our then near term objectives in light of the ongoing COVID-19 coronavirus pandemic, agreed to have 50% of his monthly base salary from August 1, 2020 to August 15, 2020, and 100% of his monthly base salary from August 16, 2020 through December 31, 2020 paid in equity of our Company. Furthermore, effective as of May 23, 2022, Mr. Ellin, desiring to continue to demonstrate confidence in our Company and to assist our objective to achieve annual cost and expense reductions, agreed to continue to forego his monthly cash base salary through December 31, 2022 in exchange for equity of our Company that is anticipated to be awarded and vest in full in our 2025 fiscal year (unless Mr. Ellin defers such vesting date), and will vest, be calculated and issued subject to our board of directors’ approval.

2025 and 2024 Fiscal Years Annual Bonus Plan

Effective as of October 1, 2023, we adopted the 2023 Annual Bonus Plan (the “ABP”), which was approved by our board of directors effective as of such date. Any bonuses that may be earned under the ABP were solely for our fiscal years ended March 31, 2024 and 2025. As of the date of this Proxy Statement, our board of directors has not renewed or extended the ABP to apply to future fiscal years.

Any bonuses that may be earned under the ABP shall be tied to the financial performance of our Company and the price of our common stock for our applicable fiscal year. The ABP will be administered by a committee (the “ABP Committee”) currently consisting of the following two persons: Robert Ellin, our Chief Executive Officer and Chairman of the Board, and Jay Krigsman, a director of our Company (so long as he is serving as a director of our Company), with the former third member, Aaron Sullivan, our former Chief Financial Officer, having resigned from all of his positions with our Company effective as of February 19, 2025. If for any reason any such ABP Committee member shall be removed or is no longer serving on the ABP Committee, our board of directors shall appoint a replacement member of the ABP Committee that will be an executive officer of our Company with direct ties to our operations or a member of our board of directors. The ABP provides our employees and executive officers (the “Participants”) with the opportunity to earn annual incentive compensation awards based upon the achievement of certain pre-determined performance measures during the applicable performance period. Such performance measures may differ among Participants and awards, may be in terms of our Company-wide and/or individual objectives, and may include a variety of quantitative and/or qualitative metrics as set forth in the ABP and as determined by the ABP Committee, which may include, among others, our revenue, adjusted EBITDA, stock price and the achievement of such other Company key operating metrics and such other objectives as the ABP Committee determines, each with a specified weighting as determined by the ABP Committee based on the recommendation of our Chief Executive Officer, subject to our board of directors’ or our Compensation Committee’s final approval of the applicable performance goals for our Company for each applicable fiscal year, the cash versus equity split of such awards and the amount of any such awards. All incentive awards payable under the ABP will be paid in cash or in the form of equity issued by our Company under our 2016 Plan, or both.

The ABP Committee will have the discretion to increase, reduce, or eliminate an incentive award that would otherwise be payable to one or more Participants on the basis of the certified level of attained performance. Unless the ABP Committee determines otherwise and subject to certain exceptions, no Participant will have any right to receive payment of an award under the ABP for a performance period unless the Participant remains employed with our Company through the last business day of the applicable fiscal year, unless otherwise provided in such Participant’s agreement with us. Awards under the APB may be granted to Participants selected by the ABP Committee in its sole discretion; provided that our Chief Executive Officer and Chief Financial Officer shall be mandatory Participants under the ABP. The ABP Committee may at any time amend, suspend or terminate the ABP, and subject to the approval of the Board. The ABP contains target and maximum potential payouts, which are based on our Company reaching certain predetermined performance targets and will be in the form of cash and equity of our Company, and the applicable performance measures for the applicable fiscal years ending March 31, 2024 and 2025 (the “Fiscal Years”), and which targets may be adjusted based on individual objectives. The ABP further provides that in no event shall the actual bonuses payable under the ABP to all Participants for the applicable Fiscal Year exceed in the aggregate the dollar amount provided in the ABP, as may be subsequently adjusted by its terms.

Narrative Disclosure of Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees and other individual service providers, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

PAY VERSUS PERFORMANCE

Introduction

The following is a disclosure pursuant to the SEC’s new pay versus performance (“PVP”) rules. The PVP rules create a new definition of pay, referred to as Compensation Actually Paid (“CAP”), which is compared to certain performance measures as defined by the SEC.

Summary Compensation Table Versus Compensation Actually Paid

The 2025 Summary Compensation Table (“SCT”) set forth above discloses a mix of compensation earned during the year, e.g., base salary and annual cash incentive, and the full grant date fair value of equity awards granted during the year. The new CAP definition of pay adjusts compensation reported for a particular year to reflect an annualized value of compensation by removing the values mandated by the SCT for equity awards granted during the year and instead including the value of equity awards vesting during the year and the potential change in value of unvested equity awards granted in prior years. It is important to note that the executive did not actually earn or receive the amount defined as CAP in the applicable year.

Pay Versus Performance Table

The following table summarizes the SCT compensation and CAP for our principal executive officer (“PEO”) and the average for our non-PEO Named Executive Officers (“NEOs”) for our 2025, 2024 and 2023 fiscal years. In accordance with the PVP rules, the table also includes certain prescribed performance related measures.

Fiscal Year	Summary Compensation Table Total Compensation for PEO(4) ($)	Average Summary Compensation Table Total Compensation for Non-PEO NEOs(4) ($)	Compensation Actually Paid to PEO(5) ($)	Average Compensation Actually Paid to Non-PEO NEOs(5) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	GAAP Net Loss (in thousands) ($)
2025(1)	558,584	618,855	558,584	166,169	17.48	(20,370)
2024(2)	547,032	809,237	547,032	438,236	44.93	(11,966)
2023(3)	552,360	247,314	182,680	230,395	26.57	(10,019)

(1)	For the 2025 fiscal year, Robert S. Ellin was our Chief Executive Officer and our remaining NEOs consisted of Ryan Carhart, our Chief Financial Officer, and Aaron Sullivan, our former Chief Financial Officer. We did not have any other NEOs for such fiscal year.
(2)	For the 2024 fiscal year, Robert S. Ellin was our Chief Executive Officer and our remaining NEOs consisted of Aaron Sullivan, our former Chief Financial Officer. We did not have any other NEOs for such fiscal year.
(3)	For the 2023 fiscal year, Robert S. Ellin was our Chief Executive Officer and our remaining NEOs consisted of Aaron Sullivan, our former Chief Financial Officer and Dermot McCormack, our former President.
(4)	Amounts in this column represent the “Total” column set forth in the 2025 Summary Compensation Table on page 34. See the footnotes to the 2025 Summary Compensation Table for further detail regarding the amounts in these columns.
(5)	The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the 2025 Summary Compensation Table (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

The following table provides additional information on how CAP for each reporting year was determined, starting with SCT compensation, and applying each of the required adjustments, as applicable, in accordance with the PVP rules.

Fiscal Year	Summary Compensation Table Total Compensation ($)	Value of Equity Awards Deducted from SCT ($)	Fair Value of Equity Awards Compensation Granted in Current Year ($)(1)	Year-Over-Year Change in Fair Value of Unvested Equity Awards ($)(2)	Year-Over-Year Change in Fair Value of Equity Awards that Vested During the Year ($)(3)	Compensation Actually Paid ($)
PEO
2025	558,584	—	—	—	—	558,584
2024	547,032	—	—	—	—	547,032
2023	552,360					552,360
Average Non-PEO NEOs
2025	618,855	335,230	218,750	0	(336,206)	166,123
2024	809,237	530,250	152,250	0	6,999	438,236
2023	285,654	33,838	85,500	3,191	4,666	230,395

(1)	These amounts represent the fair value as of the indicated fiscal year-end of the outstanding and unvested equity awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes. The fair value differs from the value in the SCT because for purposes of CAP the fair value for equity awards granted in the current year is determined as of the last day of the applicable year. Fair values in the SCT are determined as of the grant date.
(2)	These amounts represent the change in fair value during the indicated fiscal year of each equity award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(3)	These amounts represent the change in fair value, measured from the prior fiscal year-end to the vesting date, of each equity award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.

Analysis of Information Presented in the Pay versus Performance Table

Our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, all of those measures are not presented in the PVP table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with CAP (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following narrative disclosure regarding the relationships between information presented in the PVP table.

Relationship between CAP and TSR

During the 2025, 2024 and 2023 fiscal years, compensation actually paid to our PEO decreased from $552,360 in fiscal 2023 to $547,032 in fiscal 2024 and increased from $547,032 in fiscal 2024 to $558,584 in fiscal 2025. Average compensation actually paid to our Non-PEO NEOs increased from $230,395 in fiscal 2023 to $438,236 in fiscal 2024 and decreased from $438,236 in fiscal 2024 to $166,123 in fiscal 2025. Over the same period, the value of an investment of $100 in our common stock on the last trading day of 2023 increased by $18.36 to $44.93 during fiscal 2024 and decreased by $27.45 to $17.48 during fiscal 2025, for a total decrease over fiscal 2023 to 2025 of $9.09.

Relationship between CAP and Net Loss (GAAP )

During the 2025, 2024 and 2023 fiscal years, compensation actually paid to our PEO decreased from $552,360 in fiscal 2023 to $547,032 in fiscal 2024 and increased from $547,032 in fiscal 2024 to $558,854 in fiscal 2025. Average compensation actually paid to our Non-PEO NEOs increased from $230,395 in fiscal 2023 to $438,236 in fiscal 2024 and decreased from $438,236 in fiscal 2024 to $166,123 in fiscal 2025. Over the same period, our net loss decreased by $33,983,000 during fiscal 2023, from a net loss in fiscal 2022 of $43,912,000 to a net loss in fiscal 2023 of $10,019,000, increased by $1,947,000 during fiscal 2024, from a net loss in fiscal 2023 of $10,019,000 to a net loss in fiscal 2024 of $11,966,000, and increased by $5,715 during fiscal 2025, from a net loss in fiscal 2024 of $11,966,000 to a net loss in fiscal 2025 of $20,370.

2016 Equity Incentive Plan

The following summary of the principal features of the 2016 Plan is qualified in its entirety by reference to the full text of the 2016 Plan, which is incorporated by reference as Exhibit 10.2 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July [●], 2025 (the “2025 Annual Report”), Amendment No. 1 to the 2016 Plan, which is incorporated by reference as Exhibit 10.3 to the 2025 Annual Report, and Amendment No. 2 to the 2016 Plan, which is incorporated by reference as Exhibit 10.4 to the 2025 Annual Report. Pursuant to the 2016 Plan, there are 17,600,000 shares of our common stock reserved for future issuance to our employees, directors and consultants. As described below, incentive awards authorized under the 2016 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Code. If an incentive award granted under the 2016 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2016 Plan.

Administration — The 2016 Plan is administered by our Compensation Committee or our board of directors in the absence of such a committee. Subject to the terms of the 2016 Plan, the 2016 Plan administrator may select participants to receive awards, determine fair market value of our shares, determine the types of awards and terms and conditions of awards and interpret provisions of the 2016 Plan, to institute an exchange program (without stockholder approval) pursuant to which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash (except that the 2016 Plan administrator may not, without stockholder approval, reprice any options or stock appreciation rights (“SARs”), or pay cash or issue new options or SARs in exchange for the surrender and cancellation of outstanding options or SARs), modify awards granted under the 2016 Plan, and make all other determinations deemed necessary or advisable for administering the 2016 Plan.

Grants — The 2016 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Code and SARs, as described below:

●	Options granted under the 2016 Plan entitle the grantee, upon exercise, to purchase up to a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option generally cannot be less than the fair market value of common stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of our Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant.

●	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the Compensation Committee or our board of directors, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●	The Compensation Committee or our board of directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●	The 2016 Plan authorizes the granting of stock awards. The Compensation Committee or our board of directors will establish the number of shares of our common stock to be awarded (subject to the aggregate limit established under the 2016 Plan upon the number of shares of our common stock that may be awarded or sold under the 2016 Plan) and the terms applicable to each award, including performance restrictions.

●	SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the SAR and the market price of a share of our common stock on the date of grant of the SAR.

Non-Transferability of Awards — Unless the 2016 Plan administrator provides otherwise, the 2016 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments — In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2016 Plan, the 2016 Plan administrator will adjust the number and class of shares that may be delivered under the 2016 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in the 2016 Plan.

Dissolution, Liquidation — The 2016 Plan provides that in the event of a proposed dissolution or liquidation of our Company, to the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Dividends or Dividend Equivalents for Performance Awards. Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.

Merger, Change of Control — The 2016 Plan provides that in the event of a merger or a change of control, as defined under the 2016 Plan, each outstanding award will be treated as the 2016 Plan administrator determines, including, without limitation, that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.

Duration, Amendment, and Termination — Our board of directors has the power to amend, suspend or terminate the 2016 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year of such change. Unless sooner terminated, the 2016 Plan would terminate ten years after it was adopted.

Compliance with Section 162(m) of the Code. Section 162(m) of the Code generally precludes a tax deduction by any publicly held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the company. The Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) included changes to Section 162(m) effective for years after 2017. Prior to 2018, “covered employees” included the Chief Executive Officer of the Company and the three other highest paid officers of the Company (other than the Chief Financial Officer). For 2018 and later years, “covered employees” will include the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the three highest paid officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) and any employee who qualified as a “covered employee” for any tax year beginning after 2016. For years beginning prior to January 1, 2018, the $1 million deduction limit did not apply to “qualified performance-based compensation” that was based on the attainment of pre-established, objective performance goals established under a stockholder-approved plan. Effective for the years beginning on or after January 1, 2018, there is no exception for “qualified performance-based compensation”; but a transition rule provides that the “qualified performance-based compensation” exemption will continue to apply to grandfathered arrangements made pursuant to a binding contract in effect on or before November 2, 2017 that is not materially modified thereafter. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under our compensation programs may not be deductible as the result of Section 162(m). While our policy has generally been to preserve corporate tax deductions by qualifying compensation over $1 million paid to executive officers as performance-based, the Compensation Committees may, from time to time, conclude that compensation arrangements are in our best interests and the best interests of our stockholders despite the fact that such arrangements may not, in whole or part, qualify for tax deductibility. Going forward, we intend to continue to design our executive compensation arrangements to be consistent with our best interests and those of our stockholders; accordingly, the Compensation Committees, while considering the tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the elimination of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

Forfeiture Provisions. The 2016 Plan administrator may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.

Adjustments for Stock Dividends and Similar Events. The 2016 Plan administrator will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2016 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

Equity Compensation Plan Information

The following table reflects the number of shares of our common stock issuable upon the exercise of awards granted under our equity compensation plans approved and not approved by shareholders and the weighted average exercise price for such awards as of March 31, 2025.

Name of Plan	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average Exercise Price of Outstanding Options ($)	Number of shares remaining available for issuance under equity compensations plans (excluding the shares reflected in column(1)
Equity compensation plans approved by security holders(1)	2,875,984	$3.72	2,329,285
Equity compensation plans not approved by security holders	—	—	—
Total	2,875,984	3.72	2,329,285

(1)	Represents securities issued under our 2016 Plan.

On August 29, 2016, our board of directors approved and adopted and our shareholders approved the 2016 Plan, as amended on February 11, 2019 and June 29, 2021. The 2016 Plan provides for the grant of incentive stock options, qualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, and performance shares or units and cash awards. Awards may be granted under the 2016 Plan to our employees, officers, directors and consultants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since April 1, 2024 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 (which was less than 1% of the average of our total assets at year-end for our last two completed fiscal years), and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in this Proxy Statement below under the section captioned “Executive Compensation.”

Securities Issued to Related Parties

As of March 31, 2022, we had outstanding notes in aggregate principal amount of $5,879,000 payable to Trinad Capital, a fund wholly owned by Mr. Ellin, our Chief Executive Officer, Chairman, director and principal stockholder, for both short- and long-term working capital requirements (the “Trinad Notes”) issued to Trinad Capital as more fully discussed below. The Trinad Notes were convertible into shares of our common stock at a fixed conversion price of $3.00 per share.

The first Trinad Note was issued on February 21, 2017, to convert aggregate principal and interest of $3.6 million under the first senior promissory note and second senior promissory note with Trinad Capital previously issued on December 31, 2014 and April 8, 2015, respectively. The first Trinad Note was due on March 31, 2018 and was extended to May 31, 2019 and further extended to May 31, 2021 (as discussed below). At March 31, 2021, the balance due of $4.4 million, which included $1.0 million of accrued interest, was outstanding under the first Trinad Note. At March 31, 2021, the balance due of $4.1 million, which included $0.5 million of accrued interest, was outstanding under the first Trinad Note. Between October 27, 2017 and December 18, 2017, we issued six unsecured convertible notes payable to Trinad Capital for aggregate total principal amount of $0.9 million. The notes were due on various dates through December 31, 2018 and were extended to May 31, 2019 and further extended to May 31, 2022 (as discussed below). For the year ended March 31, 2021, we amortized less than $0.1 million of discount to interest expense, and the unamortized discount was fully amortized as of March 31, 2021. As of March 31, 2021, $0.1 million of accrued interest was added to the principal balance.

On January 11, 2021, we entered into an Amendment of Notes Agreement with Trinad Capital pursuant to which the maturity date of all of the Trinad Notes was extended to May 31, 2022, and in consideration of such extension, the interest rate payable under such notes increased to 8.5%, and in consideration of such extension, we issued to Trinad Capital 280,000 shares of our common stock. On August 11, 2021, we entered into another Amendment of Notes Agreement with Trinad Capital pursuant to which the maturity date of all of the Trinad Notes was extended to May 31, 2023, and in consideration of such extension, we issued to Trinad Capital 33,654 shares of our common stock. Effective as of July 8, 2022, we entered into an Amendment of Notes Agreement with Trinad Capital pursuant to which the maturity date of all of the Trinad Notes was extended to July 1, 2024, and in consideration of such extension, we issued to Trinad Capital 500,000 shares of our common stock.

On February 3, 2023, we entered into an exchange agreement (collectively, the “Exchange Agreements”) with (i) Harvest Small Cap Partners Master, Ltd. (“HSCPM”) in regard to that certain 8.5% Senior Secured Convertible Note in the aggregate amount of $10,503,965 issued by us on September 15, 2020, as amended on June 3, 2021 and July 6, 2022, to HSCPM (the “HSCPM Note”), (ii) Harvest Small Cap Partners, L.P. (“HSCP”) in regard to that certain 8.5% Senior Secured Convertible Note in the aggregate amount of $4,496,035 issued by us on September 15, 2020, as amended on June 3, 2021 and July 6, 2022, to HSCP (the “HSCP Note”); and (iii) Trinad Capital (and collectively with HSCPM and HSCP, the “Holders”) in regard to all promissory notes in the aggregate principal and interest amount of $6,177,218 issued by us to Trinad Capital (the “Trinad Notes” and collectively with the HSCPM Note and the HSCP Note, the “Notes”). Pursuant to the Exchange Agreements, the Holders exchanged the Notes, and with respect to Trinad Capital, together with interest, due and payable thereon, and relinquished any and all rights thereunder, for 21,177 shares of our newly designated and issued Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), with a stated value of $1,000 per share (the “Stated Value”), having the terms as set forth in our Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock (the “Certificate of Designation”) filed by us on February 2, 2023 with the Secretary of State of the State of Delaware.

In consideration for entry into the Exchange Agreements and the Holders’ willingness to forego certain rights to our common stock previously agreed by the parties, we issued to the Harvest Funds an aggregate of 600,000 shares of our common stock and to Trinad Capital 200,000 shares of our common stock. In connection with the entry of the Exchange Agreements, unless otherwise agreed to by the Harvest Funds, Mr. Ellin agreed to (i) to serve as our Company’s Chief Executive Officer and (ii) extend the period during which he cannot dispose of any equity or convertible securities of our Company owned by him or any entity of which he is the beneficial owner and not to cease to be the beneficial owner of any other equity or convertible securities of our Company of which Mr. Ellin is the beneficial owner (subject to certain exceptions), in each case until the time that the Harvest Funds no longer own any shares of our Series A Preferred Stock.

On April 1, 2024, we entered into Letter Agreements (collectively, the “Agreements”) with the Holders. Pursuant to the Agreements (i) the Holders converted approximately $11.4 million worth of shares of our Series A Preferred Stock into shares of our common stock, at a price of $2.10 per share, as follows: HSCPM converted 5,602.09 shares of Series A Preferred Stock into 2,667,664 shares of our common stock, HSCP converted 2,397.91 shares of Series A Preferred Stock into 1,141,860 shares of our common stock, and Trinad Capital converted 3,395.09 shares of Series A Preferred Stock into 1,616,709 shares of our common stock, and (ii) HSCPM, HSCP and Trinad Capital received 910,340, 389,660 and 535,399 three-year warrants to purchase shares of our common stock exercisable at a price of $2.10 per share. In addition, pursuant to the Agreements, HSCPM and HSCP agreed (x) that any future dividends payable on our Series A Preferred Stock shall be paid in-kind or in cash at our option; provided, that as long as any Series A Preferred Stock is held by HSCPM or HSCP, Trinad Capital shall receive the dividend solely in kind, (y) to remove the requirement for us to purchase from HSCPM and HSCP $5,000,000 in aggregate of the then outstanding shares of our Series A Preferred Stock held by HSCPM and HSCP on or before August 3, 2024.

As of July 1, 2025, Trinad Capital holds 4,298.80 shares of our Series A Preferred Stock. From April 1, 2024 through July 1, 2025, we issued 598.70 shares of our Series A Preferred Stock to Trinad Capital as dividend payments required by the terms of the Series A Preferred Stock.

During the years ended March 31, 2025 and 2024, we issued or reserved 102,359 and 123,425 shares of our common stock with a value of $0.2 million and $0.1 million to relatives of our Chief Executive Officer for services performed, respectively.

Other

Effective as of September 2022, a subsidiary of our Company issued a promissory note in the amount of $0.3 million in consideration of a loan in the same amount made to such subsidiary, which loan matured on October 17, 2022. The loan was made by an affiliate of Robert Ellin, our Chief Executive Officer, Chairman, director and principal stockholder. The note was paid off in October 2022 in full.

During the years ended March 31, 2025 and 2024, we participated in a production agreement for a podcast and related show with an affiliate of Mr. Wachsberger, a director of our Company. We incurred cost of none and none for the years ended March 31, 2025 and 2024, respectively, attributed to the arrangement.

Employment Arrangements

The relationships and related party transactions described herein are in addition to any employment arrangements with our executive officers and directors, which are described in this Proxy Statement below under “Executive Compensation — Named Executive Officer Employment Agreements.”

Indemnification Agreements

Our Bylaws provide that none of our officers or directors shall be personally liable for any obligations of our Company or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of our Company, including without limitation, acts of negligence or contributory negligence. In addition, our Bylaws provide that we shall indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer of our Company from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer of our Company, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as such director or officer, and that we shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim, judgment or liability, including our power to defend such persons from all suits or claims as provided for under the provisions of the DGCL; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own willful misconduct. In addition, we intend to enter into indemnification agreements with our directors and officers and some of our executives may have certain indemnification rights arising under their employment agreements with us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Policies and Procedures for Transactions with Related Persons

We intend to adopt a written Related-Person Transactions Policy that will set forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” Our Audit Committee is charged with the responsibility of reviewing, approving and overseeing all related-person transactions, as defined in the SEC regulations. This responsibility will be set forth, in part, in our Related-Person Transactions Policy and is set forth in the Audit Committee Charter. Generally, this policy will cover any transaction in which we were or will be a participant, the amount involved exceeds $120,000 and any “related person” had, or will have, a direct or indirect material interest in the transaction. “Related person” includes, generally, any of our (i) directors or executive officers, (ii) nominees for director, (iii) stockholders who beneficially own more than 5% of any class of our voting securities and (iv) family members of any of the persons set forth in (i) through (iii) above.

OTHER INFORMATION

Deadline for Submission of Stockholder Proposals and Nomination of Directors for Next Year’s Annual Meeting

Stockholder Proposals for the 2026 Annual Meeting

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy materials for our 2026 Annual Meeting of Stockholders, the proposal must (i) be delivered to us no later than March 31, 2026 and (ii) comply with all applicable SEC rules and regulations, including Rule 14a-8 of the Exchange Act. Any proposals not received by this deadline will be untimely and not included in our 2026 proxy materials.

Alternatively, under our Bylaws, a stockholder may bring a proposal before our 2026 Annual Meeting of Stockholders, without including the proposal in our proxy materials, if (i) the stockholder provides us notice of the proposal between May 11, 2026 and June 10, 2026, and (ii) the proposal concerns a matter that may be properly considered and acted upon at the annual meeting in accordance with our Bylaws and corporate governance policies. Any such proposal not received by this deadline will be considered untimely and will not be considered at our 2026 Annual Meeting of Stockholders. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. Our bylaws are publicly available in the “SEC Filings” section of our investor relations/corporate governance website at http://ir.liveone.com/ir-home.

Proposals should be addressed to:

LiveOne, Inc.
269 South Beverly Drive, Suite 1450
Beverly Hills, CA 90212
Attention: Office Manager

Nomination of Directors for the 2026 Annual Meeting

You may propose a director nominee for consideration at the next annual meeting of our stockholders by complying with our Bylaws, which provide for a notice that must (i) be delivered to us at our principal executive offices set forth immediately above no earlier than the 90th day prior to September 8, 2026 (the first anniversary of our 2025 Annual Meeting of Stockholders) and not later than the 120th day prior to September 8, 2026 (the first anniversary of our 2025 Annual Meeting of Stockholders), (ii) provide all information relating to the director nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and (iii) provide the director nominee’s written consent to serve as a director if elected. Stockholders are advised to review our Bylaws with respect to director nominations. These documents are publicly available in the “SEC Filings” section of our investor relations/corporate governance website at http://ir.liveone.com/ir-home.

Participants in the Solicitation

Under applicable regulations of the SEC, directors and certain officers of our Company may be deemed to be “participants” in the solicitation of proxies by our board of directors in connection with the Annual Meeting.

Expenses of Solicitation

All costs of solicitations of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection therewith.

Annual Report on Form 10-K

An electronic copy of our Annual Report on Form 10-K for the year ended March 31, 2025, as filed with the SEC on July [●], 2025 is available free of charge in the “SEC Filings” section of our investor relations/corporate governance website at http://ir.liveone.com/ir-home. A paper copy of the Annual Report may be obtained upon written request to: LiveOne, Inc., 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212, attention: Office Manager. Exhibits will be provided upon written request and payment of an appropriate processing fee.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of proxy materials, other than the proxy card, to those stockholders. This process is commonly referred to as “householding.” Your nominee may engage in householding. Through householding, beneficial owners who have the same address and last name will receive only one copy of the proxy materials unless one or more of these owners notifies us or their nominee that they wish to continue receiving individual copies. Beneficial owners who participate in householding will receive separate proxy cards. This procedure will reduce printing costs and postage fees.

To commence or discontinue householding, please notify your broker, bank or other nominee. Alternatively, you may direct such requests in writing to LiveOne, Inc., 269 South Beverly Drive, Suite 1450, Beverly Hills, CA 90212, Attention: Office Manager, or by phone at (310) 601-2505. Individual copies of the proxy materials also may be requested at any time at this same address and telephone number.

By Order of the Board of Directors,

/s/ Robert S. Ellin
Robert S. Ellin
Chairman and Chief Executive Officer
Beverly Hills, California July [●], 2025

Annex A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

LIVEONE, INC.

LiveOne, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: That at a meeting of the Board of Directors of LiveOne, Inc., a Delaware corporation (the “Corporation”), resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended to effect a one (1) for ____ (____) reverse stock split of all of the Corporation’s issued and outstanding common stock, $0.001 par value per share (the “Common Stock”), whereby, automatically upon the filing and effectiveness of this Certificate of Amendment pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), each ____ (____) issued and outstanding shares of Common Stock shall automatically be changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, and, in that connection, to reduce the stated capital of the Corporation.

In order to effectuate the amendment set forth above:

(a) Upon the filing and effectiveness of this Certificate of Amendment pursuant to the DGCL, all of the Corporation’s issued and outstanding shares of Common Stock, having a par value of $0.001 per share, shall be changed into new validly issued, fully paid and non-assessable shares of Common Stock on the basis of one (1) new share of Common Stock for each ____ (____) shares of Common Stock issued and outstanding as of the record date of selected for such change; provided, however, that no fractional shares of Common Stock shall be issued pursuant to such change. Each stockholder who otherwise would be entitled to a fractional share as a result of such change shall have only a right to receive, in lieu thereof, a whole new share of Common Stock at no additional cost;

(b) The Corporation’s 500,000,000 authorized shares of Common Stock, having a par value of $0.001 per share, shall not be changed;

(c) The Corporation’s 10,000,000 authorized shares of preferred stock, having a par value of $0.001 per share, shall not be changed; and

(d) The Corporation’s stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the reverse stock split provided for herein, are no longer issued shares of Common Stock.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective at ____ p.m., Eastern Time, on __________ ____, ____.

[Signature page follows]

A-1

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by this ____ day of _______, ____.

LIVEONE, INC.

By:
Name:
Title:

A-2